UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT

PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☒	Preliminary Proxy Statement

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IBIO, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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8800 HSC Parkway

Bryan, Texas 77807

December 9, 2021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of iBio, Inc.:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) of iBio, Inc., a Delaware corporation (the “Company”). The meeting will be held on Thursday, December 9, 2021 at 9:00 a.m. central time at the Company’s offices located at 8800 HSC Parkway, Bryan, Texas 77807. The purpose of the 2021 Annual Meeting and the matters to be acted on are stated in this Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the 2021 Annual Meeting.

At the 2021 Annual Meeting, stockholders will consider and vote on the following matters:

(1)	to elect the three (3) nominees named herein as Class I directors of our Board of Directors, each to serve a three-year term expiring at the 2024 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified;
(2)	to ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for our fiscal year ending on June 30, 2022;
(3)	to approve, on an advisory, non-binding basis, the compensation of our named executive officers (Say-on-Pay);
(4)	to approve an amendment to our Certificate of Incorporation, as amended, to effect a reverse stock split (the “Reverse Stock Split”) of our issued and outstanding shares of Common Stock, $0.001 par value per share, at the ratio of one (1) share of Common Stock for every ten (10) shares of Common Stock (the “Reverse Stock Split Ratio”), such amendment to be effected after stockholder approval thereof only in the event the Board of Directors still deems it advisable;
(5)	to approve an amendment to our Certificate of Incorporation, as amended, to decrease, concurrent with and conditioned upon the effectiveness of the Reverse Stock Split, the number of authorized shares of Common Stock from 275,000,000 to 55,000,000 (the “Authorized Share Decrease Proposal”);
(6)	to approve an adjournment of the 2021 Annual Meeting, if the Board of Directors determines it to be necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of either proposals (4) or (5) above; and
(7)	to transact any other business properly brought before the 2021 Annual Meeting or any postponement or adjournment thereof.

The matters listed in this notice of meeting are described in detail in the accompanying Proxy Statement. The Board of Directors has fixed the close of business on October 15, 2021 as the record date (the “Record Date”) for determining those stockholders who are entitled to notice of and to vote at the 2021 Annual Meeting or any postponement or adjournment of the 2021 Annual Meeting. The list of the stockholders of record as of the Record Date will be made available for inspection at the 2021 Annual Meeting for the ten days preceding the meeting at the Company’s offices located at 8800 HSC Parkway, Bryan, Texas 77807 during ordinary business hours for any purpose germane to the 2021 Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 9, 2021.

The Proxy materials are first being mailed to the stockholders of record on or about October 25, 2021.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE 2021 ANNUAL MEETING, PLEASE SUBMIT A PROXY TO HAVE YOUR SHARES VOTED AS PROMPTLY AS POSSIBLE BY SUBMITTING YOUR PROXY VIA THE INTERNET OR TELEPHONE OR BY SIGNING, DATING AND RETURNING BY MAIL THE PROXY CARD ENCLOSED WITH THE PROXY MATERIALS. IF YOU DO NOT RECEIVE THE PROXY MATERIALS IN PRINTED FORM AND WOULD LIKE TO SUBMIT A PROXY BY MAIL, YOU MAY REQUEST A PRINTED COPY OF THE PROXY MATERIALS (INCLUDING THE PROXY) AND SUCH MATERIALS WILL BE SENT TO YOU BY CONTACTING THE CORPORATE SECRETARY, IBIO, INC., 8800 HSC PARKWAY, BRYAN, TEXAS 77807, OR BY PHONE AT (979) 446-0027.

On behalf of the Board of Directors and the employees of iBio, Inc. we thank you for your continued support and look forward to you joining us at the 2021 Annual Meeting.

By:	/s/ Thomas F. Isett
Thomas F. Isett
Executive Chairman, President and Chief Executive Officer

8800 HSC Parkway

Bryan, Texas 77807

PROXY STATEMENT

For the 2021 Annual Meeting of Stockholders to be held on December 9, 2021

GENERAL INFORMATION

We are providing these proxy materials to holders of shares of common stock, par value $0.001 per share (the “Common Stock”), of iBio, Inc., a Delaware corporation (“iBio,” the “Company,” “we,” “our” or “us”), in connection with the solicitation by the Board of Directors of iBio (the “Board of Directors” or the “Board”) of proxies to be voted at our 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) to be held on Thursday, December 9, 2021, beginning at 9:00 a.m., central time at the Company’s offices located at 8800 HSC Parkway, Bryan, Texas 77807. The purpose of the 2021 Annual Meeting and the matters to be acted on are stated in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the 2021 Annual Meeting.

The Board of Directors is soliciting votes (1) FOR the election of the three (3) Class I director nominees named herein; (2) FOR the ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending on June 30, 2022; (3) FOR the approval, on an advisory, non-binding basis, of the compensation of our named executive officers (Say-on-Pay); (4) FOR the approval (in the event it is deemed advisable by the Board of Directors) of an amendment to the Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to effect a reverse stock split (the “Reverse Stock Split”) of our issued and outstanding shares of Common Stock, at the ratio of one (1) share of Common Stock for every ten (10) shares of Common Stock (the “Reverse Stock Split Ratio”); (5) FOR the amendment to the Certificate of Incorporation to decrease, concurrent with and conditioned upon the effectiveness of the Reverse Stock Split, the number of authorized shares of Common Stock such that the authorized shares of Common Stock would be reduced from 275,000,000 to 55,000,000 (the “Authorized Share Decrease”); and (6) FOR the approval to adjourn the 2021 Annual Meeting, if the Board determines it to be necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of any of proposals (4) or (5).

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 9, 2021: On or about October 25, 2021, we will begin mailing the Proxy materials, which includes this Proxy Statement and our Annual Report on Form 10-K for the year ended June 30, 2021.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE 2021 ANNUAL MEETING, PLEASE SUBMIT A PROXY TO HAVE YOUR SHARES VOTED AS PROMPTLY AS POSSIBLE BY SUBMITTING A PROXY VIA THE INTERNET OR TELEPHONE OR BY SIGNING, DATING AND RETURNING BY MAIL THE PROXY CARD ENCLOSED WITH THE PROXY MATERIALS. IF YOU DO NOT RECEIVE THE PROXY MATERIALS IN PRINTED FORM AND WOULD LIKE TO SUBMIT A PROXY BY MAIL, YOU MAY REQUEST A PRINTED COPY OF THE PROXY MATERIALS (INCLUDING THE PROXY) AND SUCH MATERIALS WILL BE SENT TO YOU BY CONTACTING THE CORPORATE SECRETARY, IBIO, INC., 8800 HSC PARKWAY, BRYAN, TEXAS 77807, OR BY PHONE AT (979) 446-0027.

TABLE OF CONTENTS

Page
PROXY STATEMENT	4

GENERAL INFORMATION	4

TABLE OF CONTENTS	5

ADDITIONAL INFORMATION ABOUT THESE PROXY MATERIALS AND VOTING	6

PROPOSAL 1: ELECTION OF DIRECTORS EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS	12

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	16

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS	16

DIRECTOR COMPENSATION FOR 2021 FISCAL YEAR	20

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	22

AUDIT COMMITTEE REPORT	23

PROPOSAL 3: ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION	25

PROPOSAL 4: APPROVAL OF AN AMENDMENT (IN THE EVENT IT IS DEEMED BY THE BOARD TO BE ADVISABLE) TO OUR CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AT THE RATIO OF ONE (1) SHARE OF COMMON STOCK FOR EVERY TEN (10) SHARES OF COMMON STOCK	26

PROPOSAL 5: APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION, AS AMENDED, TO DECREASE, CONCURRENT WITH AND CONDITIONED UPON THE EFFECTIVENESS OF THE REVERSE STOCK SPLIT, THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK WOULD BE REDUCED FROM 275,000,000 TO 55,000,000	33

PROPOSAL 6: ADJOURNMENT OF THE 2021 ANNUAL MEETING OF STOCKHOLDERS, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES IN FAVOR OF THE REVERSE STOCK SPLIT PROPOSAL OR THE AUTHORIZED SHARE DECREASE PROPOSAL	35

COMPENSATION DISCUSSION	35

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	46

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS	48

NO DISSENTERS’ RIGHT	52

ANNUAL REPORT ON FORM 10-K	52

NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS (“HOUSEHOLDING” INFORMATION)	52

STOCKHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING	52

OTHER MATTERS	53

APPENDICES

ADDITIONAL INFORMATION ABOUT THESE PROXY MATERIALS AND VOTING

We are providing you with these proxy materials because the Board of Directors, is soliciting your proxy to vote at the 2021 Annual Meeting to be held on Thursday, December 9, 2021, beginning at 9:00 a.m., central time including at any postponement or adjournment thereof.

The purpose of the 2021 Annual Meeting and the matters to be acted on are stated in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the 2021 Annual Meeting. The proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 (the “2021 Annual Report”), are being distributed and made available on or about October 25, 2021. As used in this Proxy Statement, references to “we,” “us,” “our,” “iBio” and the “Company” refer to iBio, Inc. and its subsidiaries.

Q:	Why am I receiving these materials?

A:	We have sent you these proxy materials because the Board of Directors of iBio is soliciting your proxy to vote at the 2021 Annual Meeting, including at any postponements or adjournments of the 2021 Annual Meeting.

Q:	Who can vote at the 2021 Annual Meeting?

A:	Only stockholders of record at the close of business on October 15, 2021, or the Record Date, will be entitled to vote at the 2021 Annual Meeting. On the Record Date, there were 217,957,594 shares of Common Stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on October 15, 2021 your shares were registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may directly vote your shares or submit a proxy to have your shares voted. We urge you to fill out and return the enclosed proxy card or submit a proxy on the internet as instructed herein to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on October 15, 2021 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the 2021 Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. You will receive voting instructions from your broker, bank or nominee describing the available processes for voting your stock.

Beneficial owners who wish to attend the 2021 Annual Meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com.

Q:	What information is contained in the Proxy Statement?

A:	The information included in this Proxy Statement relates to the proposals to be considered and voted on at the 2021 Annual Meeting, the voting process, the compensation of our directors and executive officers, and other required information.

Q:	Who can help answer my questions?

A:

If you have any questions about the 2021 Annual Meeting or how to vote, submit a proxy or revoke your proxy, or you need additional copies of this Proxy Statement or voting materials, you can contact our proxy solicitor Okapi Partners LLC toll free: (844) 203-3605.

Q:	How do I get electronic access to the proxy materials?

A:	This Proxy Statement and the Annual Report on Form 10-K for the year ended June 30, 2021 are available at www.ibioinc.com.

Q:	What items of business will be considered and voted on at the 2021 Annual Meeting?

A:	The six (6) items of business scheduled to be considered and voted on at the 2021 Annual Meeting are: (1) the election of our three (3) nominees named herein as Class I directors (the “Director Election Proposal”); (2) the ratification of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending on June 30, 2022 (the “Auditor Ratification Proposal”); (3) the approval of an advisory vote on executive compensation (the “Say-on-Pay Proposal”); (4) the approval of an amendment to the Certificate of Incorporation to effect, only in the event Board continues to believe it is advisable, a reverse stock split (the “Reverse Stock Split”) of our issued and outstanding shares of Common Stock at the ratio of one (1) share of Common Stock for every ten (10) shares of Common Stock (the “Reverse Stock Split Proposal”); (5) the approval of an amendment to the Certificate of Incorporation, to decrease, concurrent with and conditioned upon the effectiveness of the Reverse Stock Split, the number of authorized shares of Common Stock from 275,000,000 to 55,000,000 (the “Authorized Share Decrease Proposal”); and (6) the approval of an adjournment of the 2021 Annual Meeting, if the Board of Directors determines it to be necessary or appropriate to solicit additional proxies if there are not sufficient votes in favor of either the Reverse Stock Split Proposal or the Authorized Share Decrease Proposal (the “Adjournment Proposal”).

Q:	How does the Board of Directors recommend that I vote?

A:	For the reasons described under each Proposal, the Board of Directors recommends that you vote (1) FOR each of the three (3) Class I director nominees named herein for election to the Board of Directors; (2) FOR the Auditor Ratification Proposal; (3) FOR the Say-on-Pay Proposal; (4) FOR the Reverse Stock Split Proposal; (5) FOR the Authorized Share Decrease Proposal; and (6) FOR the Adjournment Proposal, if necessary.

Q:	What is a quorum and why is it necessary?

A:	Conducting business at the 2021 Annual Meeting requires a quorum. A quorum will be present if stockholders holding at least a majority of the issued and outstanding shares entitled to vote at the close of business on October 15, 2021 are present at the 2021 Annual Meeting in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy. Abstentions are treated as present for purposes of determining whether a quorum exists. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the 2021 Annual Meeting. If you are a beneficial owner whose shares are held by a broker, bank or other nominee, you must instruct the broker, bank or nominee how to vote your shares. If you do not provide voting instructions, your broker may register your shares as being present at the 2021 Annual Meeting for purposes of determining the presence of a quorum, but the shares will not be voted on proposals on which brokers do not have discretionary authority (Proposals 1 and 3). This is called a “broker non-vote.” Broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the stockholders present or represented at the 2021 Annual Meeting and entitled to vote may adjourn the meeting to another date or if no stockholder is present any officer entitled to preside at or act as secretary of the meeting in order may adjourn the meeting to another date.

Q:	What is the voting requirement to approve each of the proposals?

A:

If a quorum is present or represented by proxy at the 2021 Annual Meeting, the vote required to approve each of the proposals is as follows:

For the Director Election Proposal (Proposal 1) the three (3) Class I director nominees named herein receiving the highest number of FOR votes (from the holders of shares present or represented by proxy at the 2021 Annual Meeting and entitled to vote on the election of directors) will be elected. Only votes FOR will affect the outcome. Abstentions, WITHHELD votes and broker non-votes will have no effect on the outcome of the vote as long as each nominee receives at least one FOR vote. You do not have the right to cumulate your votes on the Director Election Proposal.

To be approved, the Ratification Proposal (Proposal 2) must receive the affirmative vote of the holders of shares of stock having a majority of the votes cast by the holders of all shares of stock present or represented and voting on that proposal at the 2021 Annual Meeting. Since abstentions are not votes cast, they will have no effect on this proposal. Broker non-votes, if any (although none are expected to exist in connection with Proposal 2 since this is a routine matter for which brokers that vote at the 2021 Annual Meeting may vote in their discretion if beneficial owners do not provide voting instructions to the brokers) will have no effect on this proposal. Proposal 2 is an advisory vote, and therefore is not binding on us, the Audit Committee of the Board of Directors (the “Audit Committee”) or the Board of Directors. If our stockholders do not approve the Auditor Ratification Proposal, the Audit Committee will reconsider whether to retain that firm. Even if the Auditor Ratification Proposal is approved, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of iBio and its stockholders.

To be approved, the Say-on-Pay Proposal (Proposal 3) must receive the affirmative vote of the holders of shares of stock having a majority of the votes cast by the holders of all shares of stock present or represented and voting on that proposal at the 2021 Annual Meeting. Since abstentions and broker non-votes on these proposals are not votes cast, they will have no effect on the vote on these proposals. The Say-on-Pay Proposal (Proposal 3) is advisory, and therefore not binding on us, the Compensation Committee or our Board of Directors. However, our Board and our Compensation Committee value the opinion of our stockholders and will consider our stockholders’ opinion when making future compensation decisions for our named executive officers.

To be approved, the Reverse Stock Split Proposal (Proposal 4) must receive the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. Abstentions and broker non-votes if any (although no broker non-votes are expected to exist in connection with the Stock Split Proposal (Proposal 4) since this is a routine matter for which brokers that vote at the 2021 Annual Meeting may vote in their discretion if beneficial owners of our stock do not provide voting instructions to the brokers) will have the same effect as a vote against the Stock Split Proposal.

To be approved, the Authorized Share Decrease Proposal (Proposal 5) must receive the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. Abstentions and broker non-votes if any (although no broker non-votes are expected to exist in connection with the Authorized Share Decrease Proposal (Proposal 5) since this is a routine matter for which brokers that vote at the 2021 Annual Meeting may vote in their discretion if beneficial owners of our stock do not provide voting instructions to the brokers) will have the same effect as a vote against the Authorized Share Decrease Proposal.

To be approved, the Adjournment Proposal (Proposal 6) must receive the affirmative vote of the holders of a majority of the votes cast by the holders of all shares of stock present or represented and voting on that proposal at the 2021 Annual Meeting. Since abstentions on these proposals are not votes cast, they will have no effect on the vote on these proposals. Broker non-votes (although none are expected to exist in connection with the Adjournment Proposal since this is a routine matter for which brokers that vote at the 2021 Annual Meeting may vote in their discretion if beneficial owners of our stock do not provide voting instructions to the brokers) will have no effect on these proposals.

If your shares are held in “street name” and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares on certain “routine” matters. The routine matters to be submitted to our stockholders at the 2021 Annual Meeting are the Auditor Ratification Proposal, the Reverse Stock Split Proposal, the Authorized Share Decrease Proposal and the Adjournment Proposal. If you do not direct your broker how to vote on the Auditor Ratification Proposal, the Reverse Stock Split Proposal, the Authorized Share Decrease Proposal and the Adjournment Proposal your broker may exercise discretion and may vote your shares on that proposal in its discretion. None of our other proposals are routine matters. Accordingly, if you do not direct your broker how to vote for a director in Director Proposal or how to vote for the Say-on-Pay Proposal your broker may not exercise discretion and may not vote your shares on that proposal.

We encourage you to vote FOR each of the Class I director nominees named in the Director Election Proposal and FOR each of the Auditor Ratification Proposal, the Say-on-Pay Proposal, the Reverse Stock Split Proposal, the Authorized Share Decrease Proposal and the Adjournment Proposal.

Q:	What shares can I vote?

A:	You may vote or cause to be voted all shares owned by you as of the close of business on October 15, 2021, the Record Date. These shares include: (1) shares held directly in your name as a stockholder of record; and (2) shares held for you, as the beneficial owner, through a broker or other nominee, such as a bank.

Q:	How may I vote?

A:	You may either vote FOR each of the three (3) nominees to the Board of Directors or you may WITHHOLD your vote for any nominee you specify. You may not cumulate your votes in the Director Election Proposal. With respect to each of the other proposals, you may vote FOR, AGAINST, or ABSTAIN.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may have your shares voted by proxy. We urge you to have your shares voted by proxy to ensure your vote is counted.

•	To have your shares voted using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the 2021 Annual Meeting, the proxyholder will vote your shares as you direct.

•	To have your shares voted through the internet follow the instructions on the enclosed proxy card to complete an electronic proxy card. You will be asked to provide the Company number and control number from the enclosed proxy card. Your internet vote must be received by 11:59 p.m. Eastern Time on December 8, 2021 to be counted.

•	To have your shares voted through the telephone dial the toll-free number on the enclosed proxy card using a touch-tone phone and follow the recorded instructions. You will be asked to provide the Company number and control number from the enclosed proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on December 8, 2021 to be counted.

•	You or your proxyholder will be able to attend and vote at the 2021 Annual Meeting

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a voting instruction form with these proxy materials from that organization rather than from iBio. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy form. Internet and telephone voting may be available to beneficial owners. Please refer to the voting instruction form provided by your broker, bank or other nominee.

Q:	How many votes do I have?

A:	On each matter to be voted upon, you have one vote for each share of Common Stock you own as of the close of business on October 15, 2021, the Record Date.

Q:	What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote at the 2021 Annual Meeting or by completing your proxy card or submitting your proxy through the internet, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other nominee how to vote your shares, the question of whether your broker will still be able to vote your shares depends on whether the New York Stock Exchange (the “NYSE”) deems the particular proposal to be a “routine” matter. Brokers can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholder, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation (say-on-pay) and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. We believe that Proposals 1 and 3 will be treated by the NYSE as non-routine matters and Proposals 2, 4, 5, and 6 will be treated by the NYSE as routine matters. Accordingly, your broker may register your shares as being present at the 2021 Annual Meeting for purposes of determining the presence of a quorum, but not vote your shares on Proposals 1 and 3 without your instructions (referred to as broker non-votes), but may vote your shares on Proposals 2, 4, 5, and 6 even in the absence of your instruction. This belief is based on preliminary guidance from the NYSE and may be incorrect or change before the 2021 Annual Meeting.

Q:	What if I return a proxy card or otherwise submit a proxy but do not make specific choices?

A:	If you are a record holder and return a signed and dated proxy card or otherwise submit a proxy without marking voting selections, your shares will be voted, as applicable, (1) FOR each of the three (3) nominees for Class I directors named herein; (2) FOR the Auditor Ratification Proposal; (3) FOR the Say-on-Pay Proposal; (4) FOR the Reverse Stock Split Proposal; (5) FOR the Authorized Share Decrease Proposal; and (6) FOR the Adjournment Proposal, if necessary. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares in his or her discretion.

Q:	Can I change my vote or revoke my proxy?

A:

You may change your vote or revoke your proxy at any time before the final vote at the 2021 Annual Meeting. To change how your shares are voted or to revoke your proxy if you are the record holder, you may (1) notify our Corporate Secretary in writing at iBio, Inc., 8800 HSC Parkway, Bryan, Texas 77807; (2) submit a later-dated proxy by mail, subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable; or (3) deliver to our Corporate Secretary another duly executed proxy bearing a later date. You may also revoke your proxy by attending the 2021 Annual Meeting and voting at the meeting. Attendance at the 2021 Annual Meeting alone will not revoke your proxy.

For shares you hold beneficially, you may change your vote by following the instructions provided by your broker, bank or nominee.

Q:	How are votes counted?

A:	In the election of directors, you may vote FOR each of the three (3) Class I director nominees named herein or you may direct your vote to be WITHHELD with respect to any one or more of the three (3) nominees.

With respect to the other proposals, you may vote FOR, AGAINST, or ABSTAIN.

If you provide specific instructions, your shares will be voted as you instruct.

Q:	What should I do if I receive more than one proxy statement?

A:	You may receive more than one proxy statement. For example, if you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy statement. Please follow the voting instructions on all of the proxy statements to ensure that all of your shares are voted.

Q:	Where can I find the voting results of the 2021 Annual Meeting?

A:	We intend to announce preliminary voting results at the 2021 Annual Meeting and publish final results in a Current Report on Form 8-K, which will be filed within four (4) business days of the 2021 Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four (4) business days after the 2021 Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four (4) business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Q:	What happens if additional matters are presented at the 2021 Annual Meeting?

A:	Other than the six (6) items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the 2021 Annual Meeting. If you grant a proxy, the persons named as proxy holders, Thomas F. Isett, our President, Chief Executive Officer and Executive Chairman of the Board and Robert Lutz, our Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2021 Annual Meeting. If for any unforeseen reason any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for any one or more other candidates nominated by the Board of Directors.

Q:	How many shares are outstanding and how many votes is each share entitled?

A:	Each share of our Common Stock that is issued and outstanding as of the close of business on October 15, 2021, the Record Date, is entitled to be voted on all items being voted on at the 2021 Annual Meeting, with each share being entitled to one vote on each matter. As of the close of business on the Record Date, 217,957,594 shares of Common Stock were issued and outstanding.

Q:	Who will count the votes?

A:	One or more inspectors of election will tabulate the votes.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within iBio or to anyone else, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; or (3) to facilitate a successful proxy solicitation.

Q:	Who will bear the cost of soliciting votes for the 2021 Annual Meeting?

A:	The Board of Directors is making this solicitation on behalf of iBio, which will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. Certain of our directors, officers, and employees, without any additional compensation, may also solicit your vote by telephone, or by electronic communication. On request, we will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, telegram, facsimile and advertisement in periodicals and postings, in each case by our directors, officers and employees without additional compensation. In addition, we have retained Okapi Partners LLC to aid in the solicitation of proxies for this year. We will pay Okapi Partners LLC fees of not more than $7,500 plus expense reimbursement for its services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in so doing. Please contact Okapi Partners LLC at 844-203-3605 (toll-free) with any questions you may have regarding our proposals.

Q:	When are stockholder proposals and director nominations due for next year’s Annual Meeting?

A:	To be considered for inclusion in next year’s Annual Meeting proxy materials pursuant to Securities and Exchange Commission (“SEC”) Rule 14a-8, your proposal must be submitted in writing by July , 2022, to the attention of the Corporate Secretary in writing at iBio, Inc., 8800 HSC Parkway, Bryan, Texas 77807. If you wish to submit a proposal (including a director nomination) at the meeting that is not intended to be included in next year’s proxy materials prepared by iBio, you must do so in accordance with iBio’s first amended and restated bylaws (the “Bylaws”), which contain additional requirements about advance notice of stockholder proposals and director nominations, including different submission date requirements, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See also “Stockholder Proposals for the 2022 Annual Meeting” elsewhere in this Proxy Statement.

PROPOSAL 1

ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION

OF THESE NOMINEES AS DIRECTORS

The Board of Directors currently consists of ten (10) directors and is divided into three classes. Each class serves for a term ending at the third annual meeting of stockholders following the election of such class, with the terms of office of the respective classes expiring in successive years. Directors in Class I will stand for election this year at the 2021 Annual Meeting, directors in Class II will stand for election at the 2022 annual meeting of stockholders and directors in Class III will stand for election at the 2023 annual meeting of stockholders. The terms of office of directors in Class II, and Class III do not expire until the annual meetings of stockholders held in 2022 and 2023, respectively. Vacancies on the Board of Directors may be filled only by a majority of the remaining directors, even if such directors do not constitute a quorum. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

At the 2021 Annual Meeting, our stockholders will consider and vote upon the election of the three (3) Class I nominees: General (Ret.) James T. Hill, Thomas F. Isett (our Executive Chairman, President and Chief Executive Officer) and Evert Schimmelpennink, to continue to serve as Class I directors. If re-elected, these nominees will serve for a term ending at our 2024 annual meeting of stockholders. Our Board of Directors believes that all of our current directors, including the three (3) nominees for election, possess, among other attributes, personal and professional integrity, good judgment, a high level of ability, diversity of viewpoint and business acumen.

Each nominee has agreed to serve if elected and we have no reason to believe that any nominee will be unable to serve if elected. If any nominee becomes unavailable for election as a result of an unexpected occurrence, proxies will be voted FOR the election of a substitute nominee proposed by our Board of Directors or for election of only the remaining nominees.

Unless authority to do so is withheld, shares represented by executed proxies will be voted FOR the election of each of the director nominees. Proxies cannot be voted for a greater number of persons than the number of nominees standing for election. Since three (3) directors are to be elected at the 2021 Annual Meeting, the three (3) nominees for director who receive the highest number of affirmative votes for election will be elected as Class I directors. Cumulating votes is not permitted in connection with the election of directors.

The name, age, class, title, years of service, principal occupation, business experience and certain other information for each Class III director nominee is set forth below.

Name	Age	Position	Director Since	Term Expires
General (Ret.) James T. Hill	75	Class I Director	August 2008	2024

Thomas F. Isett	56	Class I Director	April 2019	2024

Evert Schimmelpennink	49	Class I Director	June 2021	2024

General (Ret.) James T. Hill has served as a member of our Board since we became a publicly traded company in August 2008 and was appointed the Presiding Director of the Board in October 2020. He currently serves as the Chair of the Compensation Committee. He was the commander of United States Southern Command from 2002 until his retirement in 2004. In this role he led all U.S. military forces and operations in Central America, South America and the Caribbean, working directly with U.S. Ambassadors, foreign heads of state, key Washington decision-makers, foreign senior military and civilian leaders in implementing United States policy. General Hill is the founder of the J.T. Hill Group, a consulting organization specializing in strategic leadership and international security. We believe that General Hill’s experience in developing strategic plans and his insights regarding the conduct of business affairs in Central and South America is a key resource for us and enables him to make valuable contributions to our company.

Thomas F. Isett was appointed as Chief Executive Officer and Executive Co-Chair effective March 10, 2020. He was subsequently appointed as Chair of the Board and President effective June 12, 2020. He has served as a member of the Board since April 2019.

Prior to joining iBio, Mr. Isett led since 2015 i.e. Advising, LLC, a management and strategy consulting firm that advised Fortune 500 companies, private equity firms, biotechnology companies, and standard-setting organizations on strategy, M&A, management, and intellectual property decisions in life sciences. Prior to founding i.e. Advising, he Co-Founded and led Commence Bio, Inc., a cellular immunotherapy developer.

Previously, he held leadership roles for bioprocess product and service businesses over his 25 combined years with GE, Lonza, and Becton Dickinson & Company (BD). Mr. Isett led a turnaround of the Core Microbiology diagnostic business at BD, and then went on to become the founding Vice President of Becton Dickinson’s Advanced Bioprocessing business, which he led from inception to over $60 million in revenues by 2009. While at Lonza from 2009 to 2012, he contributed to the rapid growth of the cell & gene therapy CDMO as Head of Cell Processing Technologies. Subsequently, at GE Life Sciences, he accelerated growth for the North American Bioprocess business via the introduction of an integrated solutions strategy, along with new commercial and operating mechanisms to support execution. Mr. Isett earned a BSc. in biological sciences from Drexel University We believe that Mr. Isett is able to make valuable contributions to our Board of Directors due to his extensive management and corporate development experience in the life sciences.

Evert Schimmelpennink was appointed as a member of our Board in June 2021 and currently serves as the Chair of the Nominating and Corporate Governance Committee and as a member of the Science and Technology Committee. Mr. Schimmelpennink has close to 25 years of biotech and pharmaceutical experience and brings a proven track record in successfully building and scaling public and private biopharmaceutical companies, securing funding around captivating strategies, and creating patient and shareholder value. Mr. Schimmelpennink currently serves as the Chief Executive Officer and President of Lenz Therapeutics, Inc. a position he has held since March 4, 2021. Previously, from August 2017 to October 2020 he was the CEO of publicly listed Pfenex Inc., which he led through a turnaround and its first FDA approval resulting in an acquisition by Ligand Pharmaceuticals Inc. in late 2020. From November 13, 2019 until its sale, Mr. Schimmelpennink also served as the acting Principal Financial Officer and Principal Accounting Officer of Pfenex Inc. From October 2015 to July 2017, Mr. Schimmelpennink was CEO of privately held Alvotech, where he led the company through a critical growth phase, and aligned R&D, manufacturing and commercial capabilities across a portfolio of monoclonal antibodies. Prior to that, he held senior positions at Pfizer Inc. and Hospira, Inc. within their global specialty injectables businesses, as well as Synthon BV. Mr. Schimmelpennink earned a M.Sc. in bioprocess engineering from the University of Wageningen in the Netherlands and a Business Degree from the Arnhem Business School. Mr. Schimmelpennink brings extensive knowledge of the pharmaceutical and biotech industries as a result of his service in senior corporate positions in many medical companies.

Continuing Directors

The directors who are serving terms that end following the 2021 Annual Meeting and their ages, position, length of service on the Board of Directors and the expiration of their respective terms are provided in the table below and in the additional biographical descriptions set forth in the text below the table. Mr. Robert B. Kay has served on our Board of Directors since August 2008; however, Mr. Kay is not standing for re-election at this year and his term as a director will end at the 2021 Annual Meeting.

Name	Age	Position	Director Since	Term Expires
Class II Directors

Dr. Linda W. Armstrong	58	Class II Director	October 2020	2022

Glenn Chang	73	Class II Director	August 2008	2022

Dr. Alexandra Kropotova	49	Class II Director	October 2020	2022

Class III Directors

William D. Clark	53	Class III Director	August 2021	2023

John D. McKey, Jr.	78	Class III Director	August 2008	2023

Gary Sender	59	Class III Director	October 2020	2023

Class II Directors

Dr. Linda W. Armstrong was appointed as a member of the Board in October 2020 and is the Chair of our Science and Technology Committee of the Board. Dr. Armstrong is an accomplished biopharmaceutical executive with more than 20 years of experience in respiratory diseases and therapeutics. Since 2016, she has served as the Global Head of the Respiratory Development Unit at Novartis (SWX:NOVN), where she is responsible for the development of therapies to treat patients with respiratory and allergic conditions. Dr. Armstrong served in a variety of roles at Novartis since 2007, including the Head of Clinical Development & Medical Affairs, Cell and Gene Therapy and Global Head of Patient Safety. Prior to joining Novartis between 2001-2007, she served as Medical Safety Director and subsequently as Senior Director, Medical Affairs at Pfizer, Inc. (NYSE:PFE). Dr. Armstrong also served as Group Director, Respiratory Diseases at the Schering Plough Research Institute. As a Board-Certified Pulmonologist and Internist, Dr. Armstrong served on the faculty of New York University Medical Center prior to joining Schering-Plough. She received her medical degree from Yale University School of Medicine, New Haven, Connecticut and her Bachelor’s Degree from Harvard University, Cambridge, Massachusetts. We believe Dr. Armstrong’s experience and knowledge as a medical professional and her experience in various leadership roles in successful pharmaceutical companies and biologics is valuable to the Board and the Company.

Glenn Chang has served as a director on the Board since August 2008 and serves on the Audit Committee, a committee for which he was the Chair from 2008 through October 2020. From December 2019 until August 2021, Mr. Chang was employed in the finance department of Singer Vehicle Design, a private company in the business of automotive design and restoration and served as the Chief Financial officer of Singer Vehicle Design from February 2014 until November 2019. Mr. Chang served as the Chief Financial Officer of Alma Bank, a New York headquartered bank with over $900 million of assets and 13 branches in the New York City Metropolitan area from late 2012 to February 2014. Before joining Alma, from 1999 to 2012, Mr. Chang served as a founder, Director, Chief Financial Officer and consultant to First American International Bank which was the largest locally owned Chinese American Bank. Prior to that he spent 20 years at Citibank, N.A. as Vice President. Mr. Chang is a retired Certified Public Accountant. Mr. Chang’s extensive executive and financial leadership in his current and former positions and his training and experience as a Certified Public Accountant adds vital expertise to our Board of Directors and our Audit Committee in the form of financial understanding, business perspective and audit expertise. Mr. Chang is qualified as an Audit Committee Financial Expert as defined in Regulation S-K Item 407(d)(5)(ii). We believe that Mr. Chang is able to make valuable contributions to our Board of Directors due to his extensive executive and financial leadership in his current and former positions.

Dr. Alexandra Kropotova was appointed as a member of our Board in October 2020 and currently serves as a member of the Nominating and Corporate Governance Committee and the Science and Technology Committee of the Board. Dr. Kropotova is a biopharmaceutical executive with expertise in all phases of global clinical development, translational medicine and medical affairs. Since 2016, she has served as Vice President, Global Specialty R&D, Respiratory & Inflammation Therapeutic Area at Teva Pharmaceuticals (TASE:TEVA), where she leads the design and execution of global clinical development programs, the majority of which are biologic candidates for pulmonary, chronic inflammatory or autoimmune indications. Prior to joining Teva, between 2007-2016, Dr. Kropotova served in various roles at Sanofi (EPA:SAN), including Vice President, Strategy & Strategic Planning Head, North American Medical Affairs; Associate Vice President and subsequently Vice President, Immuno-Inflammation, Global R&D; and Senior Medical Director, Respiratory, Allergy & Anti-Infectives. Prior to joining Sanofi, she served in various roles at Pfizer Inc. (NYSE:PFE) from 2002-2007, most recently as Director & Head of Global Clinical Respiratory and Analgesics. Dr. Kropotova received her Master of Business Administration Degree from Ohio University Graduate School of Business, Athens, Ohio, and her Medical Degree in Internal Medicine from the Vladivostok State Medical University, Vladivostok, Russia. We believe Dr. Kropotova’s experience and knowledge as a medical professional and biologics development experience across multiple therapeutic areas along with her experience in various leadership roles in successful pharmaceutical companies, is valuable to the Board and the Company.

Class III Directors

William D. Clark was appointed as a member of our Board in August 2021 and currently serves on the Audit Committee and Nominating and Corporate Governance Committee. Mr. Clark has more than 30 years of biotechnology and pharmaceutical experience, with a focus on business development, commercialization, strategic planning, and general management. Since 2011, he has served as the President and Chief Executive Officer of Nasdaq-listed biopharmaceutical company, Genocea Biosciences, Inc. (“Genocea”). In that role, among other accomplishments, he executed Genocea’s successful strategic pivot from infectious disease to immuno-oncology. Prior to joining Genocea, Mr. Clark was Chief Business Officer at Vanda Pharmaceuticals Inc. (“Vanda”), a company he co-founded in 2004. There, he played central roles in completing the company’s 2006 Nasdaq initial public offering and its 2009 out-licensing deal with Novartis Pharma AG, from which Vanda received an upfront payment of $200 million, plus contingent additional future milestone payments totaling up to $265 million. Previously, he was a Principal at Care Capital, LLC, a venture capital firm investing in biopharmaceutical companies. Earlier in his career, he spent 10 years at SmithKline Beecham Corporation (now part of GlaxoSmithKline plc) in a variety of business development roles. Mr. Clark holds an MBA from The Wharton School at the University of Pennsylvania and a BA from Harvard University. We believe Mr. Clark brings extensive knowledge of the pharmaceutical and biotech industries to the Board.

John D. McKey, Jr. has served as a member of our Board since we became a publicly traded company in August 2008 and currently serves on the Compensation Committee. He has also served as of counsel at McCarthy, Summers, Bobko, Wood, Sawyer & Perry, P.A. (“McCarthy”) in Stuart, Florida from 2003 until 2016 and is now retired. He previously was a partner of McCarthy from 1987 through 2003. From 1977 to 1987, Mr. McKey was a partner at Gunster Yoakley in Palm Beach, Florida. Mr. McKey received his B.B.A at the University of Georgia and his J.D. from the University of Florida College of Law. We believe Mr. McKey’s extensive experience representing private and public companies operating in varied business sectors brings our Board insights and acumen of best corporate practices and implementation of strategic and financial plans.

Gary Sender was appointed as a member of our Board in October 2020 and currently serves as the Chair of the Audit Committee of the Board and as a member of our Compensation Committee. Mr. Sender is a senior executive and board member with more than 25 years of financial leadership experience at both large, multi-national pharmaceutical and early-stage biotechnology companies. In March 2021, Mr. Sender retired as the Chief Financial Officer of Nabriva Therapeutics plc (Nasdaq:NBRV), a commercial-stage publicly traded biopharmaceutical company engaged in the commercialization and development of innovative anti-infective agents to treat serious infections. He held that position since May 2016. Prior to joining Nabriva, Mr. Sender was Executive Vice President and Chief Financial Officer of Synergy Pharmaceuticals Inc. from November 2015 to April 2016. Prior to joining Synergy, from August 2009 to June 2015, Mr. Sender served as Senior Vice President of Finance of Shire Plc’s (“Shire”), a biopharmaceutical company since acquired by Takeda Pharmaceutical Company Limited supporting its Specialty Pharmaceuticals business and subsequently its Global Commercial businesses. Prior to joining Shire, Mr. Sender served as the Chief Financial Officer of Tengion, Inc., a regenerative medicine company, from August 2004 to July 2009. Mr. Sender also spent over 15 years in several leadership roles within Merck & Co. Inc., a publicly traded pharmaceutical company. Mr. Sender currently serves on the Board of Directors of Schrodinger, Inc. (NASDAQ: SDGR) and is the Chairman of their Audit and Compensation Committees. Mr. Sender also serves on the board of directors of Harmony Biosciences (Nasdaq: HRMY) and is the Chairman of their Audit Committee and is a member on their Compensation Committee. Mr. Sender serves on the Boards of Elucida Oncology and Gennao Bio – both privately held biotechnology firms. He is the Chairman of the Audit Committee of Elucida and Chairs both the Audit and Compensation Committees of Gennao. Mr. Sender received a B.S. in Finance from Boston University and an M.B.A. from Carnegie-Mellon University. Mr. Sender is qualified to serve on publicly traded boards of directors because of his extensive finance and life sciences industry experience, Board experience as well as his demonstrated business acumen. Mr. Sender is qualified as an “audit committee financial expert” as defined in Regulation S-K Item 407(d)(5)(ii). Mr. Sender’s experience as a board member and financial executive of both public and private companies in the life sciences industry and his management experience is valuable to the Board and the Company.

Family Relationships

There are no family relationships among any of our directors or executive officers.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Below is certain information regarding our current executive officers who are not serving as directors.

Name	Age	Position	Served as an Officer Since
Robert Lutz	52	Chief Financial Officer	March 2021
Dr. Martin B. Brenner	51	Chief Scientific Officer	January 2021
Randy Maddux	60	Chief Operating Officer	December 2020

Robert Lutz has served as our Chief Financial Officer since March 2021. Previously, Mr. Lutz served as the Chief Financial Officer of Strongbridge Biopharma plc (“Strongbridge”), a global, commercial-stage biopharmaceutical company, since September 2019. He previously served as the Chief Business Officer of Strongbridge from October 2014 to September 2019. Prior to joining Strongbridge, Mr. Lutz worked from December 2004 to April 2014 at Shire Plc, a publicly traded specialty biopharmaceutical company prior to being purchased by Takeda Pharmaceutical Company Ltd., where he most recently served as Vice President and held key leadership positions in the Specialty Pharmaceutical division. Prior to Shire Plc, Mr. Lutz worked in a variety of roles, including Vice President of Finance, for Cinergy Corp., an electric and gas utility company. Mr. Lutz also worked as a Senior Analyst at Alan B. Slifka and Co., a hedge fund, after having started his career at Goldman Sachs Group Inc., where he served as a Financial Analyst in its principal investment area. He holds a B.A. in economics and computer science from Amherst College and an M.B.A. from the Kellogg School of Management.

Dr. Martin B. Brenner has a strong history of success heading drug discovery and development teams at several of the world’s leading pharmaceutical companies, including AstraZeneca (“AstraZeneca”), Eli Lilly and Company (“Lilly”), Pfizer Inc.(“Pfizer”), and Merck Research Laboratories (“Merck Research Labs”). Most recently, Dr. Brenner served as Senior Vice President, Chief Scientific Officer of Pfenex Inc. from March 2019 until its acquisition by Ligand Pharmaceuticals Incorporated in October 2020. From 2017 to 2018, Dr. Brenner served as Chief Scientific Officer at Recursion Pharmaceuticals, Inc., a biotechnology company. From 2016 to 2017, Dr. Brenner served as Vice President and Head of Research and Early Development at Stoke Therapeutics, Inc., a biotechnology company. From 2013 to 2016, Dr. Brenner served as Executive Director, Diabetes & NASH, and Chair of Diabetes & NASH Early Discovery Unit at Merck Research Lab. From 2012 to 2013, Dr. Brenner served as Senior Director, Head of Bioscience, CVMD at AstraZeneca. From 2009 to 2012, Dr. Brenner served as an Associate Research Fellow for the Diabetes Prevention and Remission Group at Pfizer. From 2003 to 2009, Dr. Brenner served as Senior Research Scientist for the Diabetes Drug Hunting Team at Lilly. Dr. Brenner holds a Ph.D. in Pharmacology from the Veterinary School of Hannover in Hannover, Germany a DVM from Veterinary School of Ludwig-Maximilians-University in Munich, Germany.

Randy J. Maddux has served as our Chief Operating Officer since December 1, 2020. Prior to joining our Company, Mr. Maddux served as the Senior Vice President of Operations of Aptevo Therapeutics Inc. (“Aptevo”) (Nasdaq: APVO), a clinical-stage biotechnology company focused on developing novel immunotherapies for the treatment of cancer, from July 2016 until November 2020 and Chief Manufacturing Officer from March 2018 to November 2020.  In this capacity, Mr. Maddux led the Quality, Process Development and Analytical Development and Formulation, Engineering and Facilities and Supply Chain functions for Aptevo. Prior to joining Aptevo, he spent four years as VP and Site Director at GlaxoSmithKline plc (“GSK”) (NYSE: GSK), a science-led global healthcare company, where he led the largest biopharmaceutical site within the GSK global manufacturing network and was instrumental in launching a successful contract development and manufacturing (“CDMO”) services business. Prior to GSK, Mr. Maddux spent nine years at Human Genomes Sciences, Inc. as VP Quality and Operations and eight years with Biogen in positions of increasing responsibility within the Quality organization. Mr. Maddux is a past member of the Life Sciences Foundation Board at Montgomery College. Mr. Maddux earned a B. S. in chemistry from East Carolina University and pursued post-graduate work in analytical chemistry before earning an MBA from the Fuqua School of Business at Duke University.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

Our Common Stock is listed on the NYSE American LLC (“NYSE American”). Under the NYSE American listing standards, independent directors must comprise a majority of a listed company’s Board of Directors and all members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee must be independent. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and Compensation Committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under the NYSE American listing standards, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered to be independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries, or (ii) be an affiliated person of the listed company or any of its subsidiaries.

The Board of Directors undertook a review of the independence of the members of the Board of Directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, the Board of Directors has determined that all of our current directors, except Thomas Isett, due to his current position as Chief Executive Officer of our company, and Mr. Robert B. Kay due to his current transition agreement and former employment as the Chief Executive Officer and Executive Co-Chair of the Company, is “independent” as that term is defined under the rules of the NYSE American. As a result, each of Dr. Linda W. Armstrong, Glenn Chang, William B. Clark, General (Ret.) James T. Hill, Dr. Alexandra Kropotova, John D. McKey, Evert Schimmelpennink and Gary Sender, is deemed to be “independent” as that term is defined under the rules of the NYSE American.

In making these determinations, the Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of capital stock by each non-employee director, and the transactions involving them described in the section of this proxy statement entitled “Transactions with Related Persons, Promoters and Certain Control Persons—Certain Related-Person Transactions—Director Independence.”

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has the authority to appoint committees to perform certain management and administration functions. During the year ended June 30, 2021, the Board of Directors had four (4) standing committees: an Audit Committee, a Compensation Committee, Nominating and Corporate Governance Committee and the Science and Technology Committee. The Board of Directors may establish other committees to facilitate the management of our Company’s business, including ad hoc committees to address particular matters. The composition and functions of each standing committee are described below. Members serve on these committees until their resignation or until otherwise determined by the Board of Directors.

All of the committees comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, the NYSE American and the SEC, rules and regulations as further described below. The charters for the Audit, Compensation, Nominating and Corporate Governance and Science and Technology committees are available on our website at www.ibioinc.com. Information contained on or accessible through our website is not a part of this proxy statement and the inclusion of such website address in this proxy statement is an inactive textual reference only.

Committees of the Board of Directors

The table set forth below shows the directors who are currently members or Chair of each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and the Science and Technology Committee. From time to time, the Board of Directors may also establish ad hoc committees to address particular matters.

Name	Audit	Compensation	Nominating and Corporate Governance	Science and Technology Committee
Thomas F. Isett*	—	—	—	—
General (Ret.) James T. Hill**	—	Chair	—	—
Dr. Linda Armstrong	—	—	—	Chair
Glenn Chang	Member		—	—
Robert B. Kay***	—	—	—	—
Dr. Alexandra Kropotova	—	—	Member	Member
John D. McKey	—	Member	—	—
Gary Sender	Chair	Member	—
Evert Schimmelpennink	—	—	Chair	Member
William B. Clark	Member	—	Member	—

* Mr. Isett serves as the Executive Chair of the Board of Directors

** General (Ret.) James T. Hill serves as the Presiding Director of the Board of Directors

*** Mr. Kay’s term as a director will end at the 2021 Annual Meeting.

Below is a description of each committee of the Board of Directors.

Audit Committee

The Audit Committee of the Board of Directors makes recommendations regarding the retention of the Company’s independent public accounting firm, monitors the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance, oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements, oversees the Company’s compliance with legal and regulatory requirements and provides an avenue for, and encourages open dialogue and communication among the independent registered public accounting firm, management and the Board. The Audit Committee monitors the qualifications and performance of the Company’s independent registered public accounting firm and determines whether they are compatible with maintaining the registered public accounting firm's independence. The Audit Committee has a charter, which is reviewed annually and as may be required due to changes in industry accounting practices or the promulgation of new rules or guidance documents. The Audit Committee charter is available on our website at www.ibioinc.com. The Audit Committee consists of three independent directors as determined by NYSE American listing standards: Gary Sender (Audit Committee Chair), Glenn Chang and William B. Clark. Messrs. Sender, Chang and Clark are each qualified as an “audit committee financial expert” as defined in Regulation S-K Item 407(d)(5)(ii).

Compensation Committee

The Compensation Committee of the Board of Directors assists the Board in the discharge of the Board’s responsibilities relating to compensation of the Company’s executive officers and directors, reviews and approves compensation plans, policies and programs intended to attract, retain and appropriately reward executive officers and other employees and reviews and approves incentive compensation and equity-based plans, including grants and or awards under such plans. The Compensation Committee also considers other matters as may, from time to time, be referred to them by our Board of Directors. The Compensation Committee has a charter which is available on our website at www.ibioinc.com. The members of the Compensation Committee are General (Ret.) James T. Hill (Compensation Committee Chair), John D. McKey, Jr. and Gary Sender, all of whom are independent directors as determined by NYSE American listing standards.

The Compensation Committee has retained an independent consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), to assist with evaluating compensation programs, practices, and governance. FW Cook provides the Compensation Committee with analysis and advice pertaining to the design of our executive and director compensation program, including competitive market analyses, explanation of current and developing best practices, and regulatory changes.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee was formed to identify and recommend to the Board qualified candidates for election, nomination or appointment to the Board, to review and evaluate information available to it regarding candidates proposed by stockholders, to develop and recommend to the Board a set of corporate guidelines applicable to the Company and periodically review and update those guidelines as well as the charters for each of the committees of the Board and to oversee an annual evaluation of the Board and executive management to determine whether it and its committees are functioning effectively. The Nominating Committee has a charter which is available on our website at www.ibioinc.com. The Nominating and Corporate Governance Committee currently consists of three independent directors: Evert Schimmelpennink (Nominating and Corporate Governance Committee Chair), Dr. Alexandra Kropotova and William B. Clark.

Our directors take a critical role in guiding our strategic direction and oversee the management of our company. Board candidates, including those candidates proposed by stockholders, are considered based upon various criteria and principles which the Nominating and Corporate Governance Committee, in consultation with the Executive Chairman and Chief Executive Officer develop. The set of criteria and principles are submitted to the Board for approval. The criteria and principles used includes, but is not limited to, a candidate’s broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of our stockholders, other time commitments and personal integrity and judgment.

The Board believes given the diverse skills and experience required to grow our company that the input of all members of the Nominating and Corporate Governance Committee is important for considering the qualifications of individuals to serve as directors but does not have a diversity policy. Further, the Nominating and Corporate Governance Committee believes that the minimum qualifications for serving as our director are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of our business and affairs and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. Whenever a new seat or a vacated seat on the Board is being filled, candidates that appear to best fit the needs of the Board and our Company are identified and unless such individuals are well known to the Board, they are interviewed and further evaluated by the Nominating and Corporate Governance Committee. Candidates selected by the Nominating and Corporate Governance Committee are then recommended to the full Board for their nomination to stockholders or election by the Board itself in the case of vacancies being filled. The Nominating and Corporate Governance Committee recommends a slate of directors for election at our annual meeting of stockholders. In accordance with NYSE American rules, the slate of nominees is approved by a majority of the independent directors. in evaluating an incumbent director whose term of office is set to expire, the Nominating and Governance Committee reviews such director’s overall service to the Company during such director’s term, including the number of meetings attended, level of participation, quality of performance, and any transactions with the Company engaged in by such director during his term

In carrying out its responsibilities, our board and the Nominating and Corporate Governance Committee will consider candidates suggested by stockholders. In considering any person recommended by one of our stockholders, the Nominating and Corporate Governance Committee will look for the same qualifications that it looks for in any other person that it is considering for a position on the Board of Directors. If a stockholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of our First Amended and Restated Bylaws. Suggestions for candidates by stockholders to be evaluated by the Nominating and Corporate Governance Committee must be sent to Secretary, iBio, Inc., 8800 HSC Parkway, Bryan, Texas 77807.

Science and Technology Committee

Our Science and Technology Committee is responsible for periodically reviewing and advising the Board on the Company’s strategic direction and investment in research and development and technology (“R&D”). The Science and Technology Committee oversees key aspects of our internal and external investments and identifying and discussing significant emerging terns and issues in the science and technology field that is pertinent to us and our business and considering the potential impact of such developments on our Company. The Science and Technology Committee is comprised of Dr. Linda Armstrong (Science and Technology Chair), Dr. Alexandra Kropotova and Evert Schimmelpennink.

Board Leadership Structure

Our President and Chief Executive Officer, Mr. Isett, also serves as the Executive Chair of our Board of Directors. Effective October 8, 2020, the Board appointed General (Ret.) James T. Hill as the Presiding Director of the Board. The Presiding Director is responsible for facilitating communication with the Chair of the Board and management, to organize the activities of the other non-executive directors, to enhance governance processes, and to serve such other duties and responsibilities as the Board may determine and pursuant to the Presiding Director Charter. We believe the combination of Mr. Isett as our Executive Chair of the Board and an independent director as our Presiding Director is an effective structure for our Company. The division of duties and the additional avenues of communication between the Board and our management associated with this structure provide the basis for the proper functioning of our Board and its oversight of management.

Our Chair, when present, presides over all meetings of our Board. We believe this leadership structure is appropriate for our Company at this time because (1) of our size, (2) of the size of our Board, (3) our Chief Executive Officer is responsible for our day-to-day operation and implementing our strategy, and (4) discussion of developments in our business and financial condition and results of operations are important parts of the discussion at meetings of our Board of Directors and it makes sense for our Chief Executive Officer to chair those discussions.

The Board’s Role in Risk Oversight

Our Board of Directors oversees our risk management. This oversight is administered primarily through the following:

•	Our Board’s review and approval of our business strategy, including the projected opportunities and challenges facing our business;

•	At least quarterly review of our business developments and financial results;

•	Our Audit Committee’s oversight of our internal controls over financial reporting and its discussions with management and the independent registered public accountants regarding the quality and adequacy of our internal controls and financial reporting; and

•	Our Board’s review and recommendations regarding our executive officer compensation and its relationship to our business objectives and goals.

Meetings of the Board of Directors and Committees

During the fiscal year ended June 30, 2021, our Board of Directors held ten meetings in person or by telephone. The Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Science and Technology Committee held five, three, three and five meetings, respectively in person or by telephone. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of the committees on which such director serves. Due to COVID-19 concerns we held our 2020 Annual Meeting of Stockholders virtually and all of our directors at that time attended the 2020 Annual Meeting of Stockholders via telephone conference.

Although we do not have a policy with regard to board members’ attendance at our annual meetings of stockholders, all of the directors are encouraged to attend such meetings.

Stockholder Communications with the Board of Directors

Interested parties may communicate with the Board of Directors or specific members of the Board of Directors, including the independent directors and the members of the Audit Committee or any other committee of the Board, by submitting correspondence addressed to the Board of Directors of iBio, Inc. c/o any specified individual director or directors at 8800 HSC Parkway, Bryan, Texas, 77807. Any such correspondence will be forwarded to the indicated directors. All communications received will be opened by the office of our Secretary and the Corporate Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed. The Board of Directors has instructed the Corporate Secretary to forward stockholder correspondence only to the intended recipients and has also instructed the Corporate Secretary to review all stockholder correspondence and, in the Corporate Secretary’s discretion, refrain from forwarding any items deemed to be of a commercial or frivolous nature or otherwise inappropriate for the Board of Directors’ consideration. Any such items may be forwarded elsewhere in iBio for review and possible response.

Code of Ethics

We have adopted a written code of business conduct and ethics within the meaning of Item 406 of SEC Regulation S-K, which applies to all of our employees, including our Chief Executive Officer, a copy of which can be found on our website at www.ibioinc.com. If we make any waivers or substantive amendments to the code of ethics that are applicable to our principal executive officer or our Chief Financial Officer, we will disclose the nature of such waiver or amendment in a Current Report on Form 8-K in a timely manner. No waivers from any provision of our policy have been granted.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC reports of beneficial ownership and reports of changes in beneficial ownership in the Company’s securities. Based solely upon a review of Forms 3, 4 and 5, and amendments thereto, filed electronically with the SEC during the year ended June 30, 2021, the Company believes that all Section 16(a) filings applicable to its directors, officers, and 10% stockholders were filed on a timely basis.

Prohibitions on Hedging and Pledging

The Company’s Insider Trading Policy prohibits directors, officers and employees from (1) pledging Company securities that involves pledging (or hypothecating) Company securities as collateral for a loan and (2) engaging in hedging or monetization transactions, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, and may permit a holder to continue to own Company securities but without the full risks and rewards of ownership.

The Company’s Insider Trading Policy also provides that no director, officer or employee (or any other person, such as a consultant or contractor, designated by the Company as subject to the Inside Trading Policy) may engage in any of the following activities with respect to the Company’s securities:

•	trading in the Company’s securities on a short-term basis (i.e., shares of the Company’s Common Stock purchased in the open market must be held for a minimum of six months and ideally longer; however, this rule does not apply to sales made following the exercise of options that were granted by the Company or to sales of shares purchased through the Company’s equity incentive plans);

•	purchases of Company securities on margin;

•	short sales of the Company’s securities; and

•	buying or selling puts or calls on Company securities.

None of our directors or named executive officers or other executive officers has currently pledged any Company securities.

To date, the Board has not approved any exceptions for hedging transactions and does not currently anticipate any situation where it would do so in the future.

DIRECTOR COMPENSATION FOR 2021 FISCAL YEAR

Compensation for our non-employee directors had historically consisted of a grant of stock options vesting over a three-year period and additional cash compensation In October 2020, following a review by the independent consultant to the Compensation Committee, we adopted a non-employee director compensation policy described below. Directors who are also our employees receive no additional compensation for their services as directors.

Director Compensation Table

The following table sets forth summary information concerning the total compensation paid to our non-employee directors for services to the Company during the fiscal year ended June 30, 2021:

Director	Fees Earned or Paid in Cash	Option Awards (1)(2)	All Other Compensation	Total
General (Ret.) James T. Hill	$65,500	$—	$—	$65,500
Glenn Chang	57,500	—	—	57,500
John D. McKey	41,250	—	—	41,250
Philip K. Russell(3)	7,500	—	—	7,500
Seymour Flug(4)	43,175	—	—	43,175
Robert B. Kay (5)	—	—	150,000	150,000
Dr. Linda W. Armstrong (6)	40,625	180,451	—	221,076
Dr. Alexandra Kropotova(6)	37,625	180,451	—	218,076
Gary L. Sender(6)	46,875	180,451	—	227,326
Evert B. Schimmelpennink(7)	3,667	121,501	—	125,168
Total:	$343,717	$662,854	$150,000	$1,156,571

(1)	This column reflects the aggregate fair value of the option awards granted during the year ended June 30, 2021 computed as of their respective grant dates in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions. The value assumption used in determining such amounts are described in Note 17 to our consolidated financial statements included in our Annual Report on form 10-K for the year ended June 30, 2021.
(2)	The aggregate number of stock options outstanding for each non-employee director was as follows as of June 30, 2021: Gen. Hill 86,750 (86,750 vested), Mr. Chang 91,250 (91,250 vested), Mr. McKey 94,250 (94,250 vested), Dr. Russell 84,500 (84,500 vested), Mr. Flug 75,500 (75,500 vested), Mr. Kay 757,500 (607,500 vested), Dr. Armstrong 100,000 (22,223 vested), Dr. Kropotova 100,000 (22,223 vested), Mr. Sender 100,000 (22,223 vested) and Mr. Schimmelpennink 100,000 (0 vested).
(3)	Dr. Russell resigned as a member of the Board of Directors on October 19, 2020.
(4)	Mr. Flug resigned as a member of the Board of Directors on August 26, 2021.
(5)	Mr. Kay resigned as Chief Executive Officer effective March 10, 2020. Compensation includes annual salary of $150,000, as contemplated by his Transition Agreement (described below).
(6)	Dr. Armstrong, Dr. Kropotova and Mr. Sender were appointed directors on October 14, 2020.
(7)	Mr. Schimmelpennink was appointed as a director on June 7, 2021.

Non-Employee Director Compensation Policy

In October 2020, we adopted a non-employee director compensation policy, which provides for both cash compensation and equity compensation to non-employee directors. Under this policy, we pay each of our non-employee directors a cash retainer for service on the Board of Directors and for service on each committee on which the director is a member. The chair of each committee receives an additional cash retainer for such service. These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on the Board of Directors.

The cash retainers to be paid to non-employee Directors for service on the Board of Directors and for service on each committee of the Board is as follows:

	Member Annual Service Retainer	Chair Annual Service Retainer
Board	$40,000	$15,000	*
Audit Committee	$7,500	$17,500
Compensation Committee	$5,000	$15,000
Nominating and Corporate Governance Committee	$4,000	$10,000
Science and Technology Committee	$7,500	$17,500

*Represents the fee for the Presiding Director

Upon initial election to the Board, each new non-employee director receives a one-time grant of an option to purchase 100,000 shares of Common Stock vesting over 36 months. In addition, on the date of each annual meeting of stockholders, each non-employee director that continues to serve as a non-employee member on the Board of Directors will receive options to purchase shares of Common Stock equal to 0.05% of the Common Stock outstanding on such date, vesting 1/12th per month with full vesting, if not fully vested at such time, on the date of our next annual meeting of stockholders. Directors have been and will continue to be reimbursed for expenses directly related to their activities as directors, including attendance at Board and committee meetings.

Robert Kay Transition Agreement

On June 12, 2020, we entered into a letter agreement (the “Transition Agreement”) with Robert Kay, the Company’s director, founder and former Chief Executive Officer and former Executive Co-Chairman to provide strategic advice and transition services. The Transition Agreement provides that Robert Kay will be employed in a transition role, reporting to the Board of Directors from March 11, 2020, until March 10, 2022.

The Transition Agreement provides for the payment to Mr. Kay of an annual base salary of $150,000, accruing from March 11, 2020. In addition, pursuant to the terms of the Transition Agreement we issued Mr. Kay options (‘the “Kay Options”) to purchase 400,000 shares of the Company’s Common Stock.

Mr. Kay’s employment under the Transition Agreement may be terminated by the Company and Mr. Kay with or without cause. In the event that the Company’s terminates Mr. Kay’s employment under the Transition Agreement without Cause (as such term is defined in the Transition Agreement), he will be entitled to continued payment of his base salary and continued vesting of the Kay Options, for a period equal to the lesser of 16 months after termination or until March 10, 2022.

Mr. Kay was entitled to continue as a member of the Company’s Board of Directors for the remainder of his current elected term; however, he did not receive any additional compensation for his service as a Board member.

Vote Required

A plurality of the shares present or represented by proxy at the 2021 Annual Meeting and entitled to vote on the election of directors will be required to elect Board nominees. Abstentions, withheld votes and broker non-votes, if any, are not votes cast and will have no effect on the election of directors. Provided that a quorum is present, the three (3) nominees receiving the three (3) highest number of affirmative votes cast at the 2021 Annual Meeting will be the elected as our directors. Stockholders cannot vote for a greater number of persons than the number of nominees named. The cumulation of votes in the election of directors is not permitted.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE ABOVE-LISTED NOMINEES.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed CohnReznick LLP, an independent registered accounting firm, to audit the books and financial records of the Company for the year ending June 30, 2022. iBio is asking its stockholders to ratify the appointment of CohnReznick LLP as iBio’s independent registered public accounting firm for the fiscal year ending June 30, 2022.

A representative of CohnReznick LLP is expected to be present either virtually or via teleconference at the 2021 Annual Meeting and available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

Vote Required

The affirmative vote of the holders of shares having a majority of the votes cast by the holders of the shares present or represented and voting at the 2021 Annual Meeting will be required to approve the ratification of the appointment of iBio’s registered public accounting firm for the fiscal year ending June 30, 2022. Abstentions and broker non-votes, if any (although no broker non-votes are expected to exist in connection with this Proposal since this is a routine matter for which brokers that vote at the 2021 Annual Meeting may vote in their discretion if beneficial owners of our stock do not provide voting instructions to the brokers) are not votes cast and will have no effect on the vote for the proposal. Ratification of the appointment of CohnReznick LLP by our stockholders is not required by law, our bylaws or other governing documents. As a matter of policy, however, the appointment is being submitted to our stockholders for ratification at the 2021 Annual Meeting. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain that firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interest and the best interests of our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE SELECTION OF COHNREZNICK LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING JUNE 30, 2022.

AUDIT COMMITTEE REPORT1

The Audit Committee of the Board of Directors of iBio reviewed and discussed iBio’s audited consolidated financial statements as of and for the year ended June 30, 2021 with the management of iBio and CohnReznick LLP, iBio’s independent registered public accounting firm. Further, such Audit Committee discussed with CohnReznick LLP the matters required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, and other applicable regulations, relating to the firm’s judgment about the quality, not just the acceptability, of iBio’s accounting principles, the reasonableness of significant judgments and estimates, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee also has received the written disclosures and the letter from CohnReznick LLP required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, which relate to CohnReznick LLP’s independence from iBio, and has discussed with CohnReznick LLP its independence from iBio. The Audit Committee has concluded that the independent registered public accounting firm is independent from iBio and its management. The Audit Committee also reviewed management’s report on its assessment of the effectiveness of iBio’s internal control over financial reporting. In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of iBio’s internal and disclosure control structure. The members of the Audit Committee are not our employees and are not performing the functions of auditors or accountants. Accordingly, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, the Audit Committee’s considerations and discussions referred to above do not constitute assurance that the audit of our consolidated financial statements has been carried out in accordance with the standards of the PCAOB or that our auditors are in fact independent.

Based on the reviews, reports and discussions referred to above, the Audit Committee of the Board of Directors approved, that iBio’s audited consolidated financial statements for the year ended June 30, 2021 and management’s assessment of the effectiveness of iBio’s internal control over financial reporting be included in iBio’s Annual Report on Form 10-K for the year ended June 30, 2021, for filing with the SEC. The Audit Committee has recommended, and the Board of Directors has approved the appointment of CohnReznick LLP as iBio’s independent registered public accounting firm for the year ending June 30, 2022.

Submitted by the Audit Committee of the Board of Directors.

Members of the Audit Committee**:

Gary Sender (Chair)
Glenn Chang

** Mr. William B. Clark does not appear as a signatory to this Audit Report because he joined the Board of Directors and was appointed to the Audit committee on August 23, 2021, and therefore was not a member of the Audit Committee during the fiscal year ended June 30, 2021.

**Mr. Seymour Flug resigned from the Board and as a member of the Audit Committee on August 26, 2021

1 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not incorporated by reference in any filing of iBio, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Fees Paid to the Independent Registered Public Accounting Firm

The following table represents aggregate fees billed to us by CohnReznick:

	For the Year Ended June 30,
	2021	2020
Audit Fees	$192,040	$210,440
Audit-related Fees	140,000	95,989
Tax Fees	—	—
Other Fees	—	—
Total Fees	$332,040	$306,429

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees we paid CohnReznick for professional services for the audit of our financial statements included in our Annual Reports on Form 10-K, review of our financial statements included in our Quarterly Reports on Form 10-Q and services normally provided in connection with statutory and regulatory filings or engagements, consents, comfort letters and assistance with and review of our documents filed with the Securities and Exchange Commission. Audit-related fees are assurance related services that are not required by statute or regulation and include the issuance of comfort letters.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

PROPOSAL 3

ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and related SEC rules require that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.

As previously reported, in an advisory vote on the frequency of the advisory vote on the compensation of our named executive officers held at our 2019 Annual Meeting of Stockholders held on March 5, 2020, 19,620,121 shares voted for one year, 401,239 shares voted for two years, 1,375,411 shares voted for three years, and there were 609,490 abstentions and 19,004,994 broker non-votes.

Note that we did not hold an advisory vote on the frequency of the advisory vote on the compensation of our named executive officers held at our 2020 Annual Meeting of Stockholders held on December 9, 2020; however, we did hold a Say-on-Pay vote at that meeting.

SEC regulations state that we must hold these votes on frequency at least once every six years. In light of these voting results and other factors, our Board of Directors determined that we will hold an annual advisory vote on the compensation of our named executive officers. We will continue to hold annual advisory votes unless the Board of Directors modifies its policy following the next non-binding, advisory vote on the frequency of say-on-pay votes.

Our executive compensation program is designed to (1) align executive officers’ interests with those of our stockholders; (2) attract, motivate and retain executive officers; and (3) reward the achievement of our annual, long-term and strategic goals. Our executive officers are rewarded for the achievement of specific operating goals established by the Compensation Committee and the realization of increased stockholder value.

Our Compensation Committee continually reviews the compensation programs for our executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

The Board of Directors is asking our stockholders to indicate their support for our named executive officers’ compensation as disclosed in this proxy statement. This proposal gives our stockholders the opportunity to express their views on our executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Accordingly, the Board of Directors will ask our stockholders to vote “FOR” the following resolution at the 2021 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement for the 2021 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Summary Compensation Table for fiscal year 2021, and the other related tables and disclosures).”

The Say-on-Pay vote is advisory, and therefore is not binding on us, the Compensation Committee or the Board of Directors. The Board of Directors and the Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officers’ compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Required Vote

The affirmative vote of holders of shares of stock having a of a majority of the votes cast by the holders of the shares present or represented and voting at the 2021 Annual Meeting is required to approve, on an advisory basis, the compensation of the Company’s named executive officers. Abstentions are not votes cast and will have no effect on the foregoing vote. Broker non-votes are not votes cast and therefore will not affect the outcome of this Proposal.

THE BOARD OF DIRECTORS AND THE COMPENSATION COMMITTEE UNANIMOUSLY RECOMMEND A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AT THE RATIO OF ONE (1) SHARE OF COMMON STOCK FOR EVERY TEN (10) SHARES OF COMMON STOCK

General

The Board of Directors has approved, and is recommending that our stockholders approve, a proposed amendment to the Certificate of Incorporation to effect a Reverse Stock Split of the issued and outstanding shares of Common Stock, a copy of which is set forth in the certificate of amendment annexed to this proxy statement as Appendix A. Such amendment will be effected after stockholder approval thereof only in the event the Board of Directors still deems it advisable. Holders of the Common Stock are being asked to approve the proposal that Article IV of the Certificate of Incorporation be amended to effect a Reverse Stock Split of the Common Stock at the ratio of one (1) share of Common Stock for every ten (10) shares of Common Stock. Pursuant to the laws of the State of Delaware, our state of incorporation, the Board of Directors must adopt any amendment to our Certificate of Incorporation and submit the amendment to stockholders for their approval. The form of proposed amendment to effect the Reverse Stock Split is set forth in the certificate of amendment to our Certificate of Incorporation attached as Appendix A to this proxy statement. If the Reverse Stock Split is approved by our stockholders and if a certificate of amendment is filed with the Secretary of State of the State of Delaware, the certificate of amendment to the Certificate of Incorporation will effect the Reverse Stock Split by reducing the outstanding number of shares of Common Stock by a ratio of one (1) share of Common Stock for every ten (10) shares of Common Stock. If the Board of Directors does not implement an approved Reverse Stock Split prior to the one-year anniversary of this meeting, the Board will seek stockholder approval before implementing any Reverse Stock Split after that time. The Board of Directors may abandon the proposed amendment to effect the Reverse Stock Split at any time prior to its effectiveness, whether before or after stockholder approval thereof.

By approving this proposal, stockholders will approve the amendment to our Certificate of Incorporation pursuant to which any whole number of ten (10) outstanding shares would be combined into one share of Common Stock and authorize the Board of Directors to file a certificate of amendment setting forth such amendment, as determined by the Board of Directors in the manner described herein. The Board of Directors’ decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including market conditions, existing and expected trading prices for the Common Stock, and the continued listing requirements of the NYSE American Capital Market (“NYSE American”). See below for a discussion of the factors that the Board considered in determining the Reverse Stock Split Ratio, some of which included, but was not limited to, the following: the historical trading price and trading volume of the Common Stock; the expected impact of the Reverse Stock Split on the trading market for the Common Stock in the short-term and long-term, and general market, economic conditions, and other related conditions prevailing in our industry.

This Proposal 4, the proposed approval of the Reverse Stock Split, will not change the number of authorized shares of Common Stock or preferred stock, or the par value of Common Stock or preferred stock; however, effecting the Reverse Stock Split will provide for additional shares of unissued authorized Common Stock. However, if the Reverse Stock Split is approved and effected and the Authorized Share Decrease is approved then the Board of Directors plans to effect a concurrent decrease in the authorized number of shares of Common Stock (See Proposal 5); which will still result in additional shares of unissued authorized Common Stock being available for issuance but a lesser amount than if the Reverse Stock Split were effected without the Authorized Share Decrease.  Please see Proposal 5 below for a discussion on the Authorized Share Decrease Proposal, which is conditioned upon the effectiveness of the Reverse Stock Split and would reduce the number of our authorized shares of common stock in the manner described therein. As of the date of this proxy statement, our current authorized number of shares of Common Stock is sufficient to satisfy all of our share issuance obligations and current share plans and we do not have any current plans, arrangements or understandings relating to the issuance of the additional shares of authorized Common Stock that will become available for issuance following the Reverse Stock Split.

Purpose and Background of the Reverse Stock Split

The Board of Directors believes that a higher stock price, which may be achieved through a Reverse Stock Split, could help us generate large, institutional investor interest and help attract, retain, and motivate employees. The Board of Directors also believes that the current low per share market price of the Common Stock has a negative effect on the marketability of our existing shares. The Board of Directors believes there are several reasons for this effect. First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Second, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Third, because the brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that are a higher percentage of their total share value than would be the case if the share price of the Common Stock were substantially higher. This factor is also believed to limit the willingness of some institutions to purchase the Common Stock. We further believe that some potential employees are less likely to work for us if we have a low stock price.

The effect of a Reverse Stock Split on the market price of the Common Stock cannot be predicted with certainty, and the history of similar stock split combinations for companies in like circumstances is varied. It is possible that the per share price of the Common Stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of the Common Stock outstanding resulting from the Reverse Stock Split, effectively reducing our market capitalization. The market price of the Common Stock may vary based on other factors that are unrelated to the number of shares outstanding, including our future performance.

In addition, although our current authorized number of shares of Common Stock is sufficient to satisfy all of our share issuance obligations and current share plans, we have a limited number of shares of Common Stock available for issuance and the Board believes we would benefit from the increase in the additional shares of unissued authorized Common Stock that would become available for issuance as a result of the Reverse Stock Split Those shares available for issuance would provide us with flexibility in completing financing and capital raising transactions and potential strategic transactions, which may be necessary for us to execute our future business plans.

PLEASE NOTE THAT UNLESS SPECIFICALLY INDICATED TO THE CONTRARY, THE DATA CONTAINED IN THIS PROXY STATEMENT, INCLUDING BUT NOT LIMITED TO SHARE NUMBERS, CONVERSION PRICES AND EXERCISE PRICES OF OPTIONS AND WARRANTS, DOES NOT REFLECT THE IMPACT OF THE REVERSE STOCK SPLIT THAT MAY BE EFFECTUATED

Principal Effects of the Reverse Stock Split

If the stockholders approve the proposal to authorize the Board of Directors to implement the Reverse Stock Split and the Board of Directors determines to implement the Reverse Stock Split, we will file the certificate of amendment to amend the existing provision of our Certificate of Incorporation to effect the Reverse Stock Split. The text of the form of proposed amendment is set forth in the certificate of amendment to the Certificate of Incorporation is annexed to this proxy statement as Appendix A.

The Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of Common Stock and the Reverse Stock Split Ratio will be the same for all issued and outstanding shares of Common Stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in our company, except that stockholders who would have otherwise received fractional shares will receive cash in lieu of such fractional shares. After the Reverse Stock Split, each share of the Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized, Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect us continuing to be subject to the periodic reporting requirements of the Exchange Act. The Reverse Stock Split is not intended to be, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of the Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares. In addition, we will not issue fractional shares in connection with the Reverse Stock Split, and stockholders who would have otherwise been entitled to receive such fractional shares will receive an amount in cash determined in the manner set forth below under the heading “Fractional Shares.”

Following the effectiveness of any Reverse Stock Split approved by the stockholders and implementation by the Board of Directors, current stockholders will hold fewer shares of Common Stock and a stockholder owning a “round-lot” of 100 shares of Common Stock prior to the Reverse Stock Split would hold 10 shares of Common Stock following the Reverse Stock Split.

Risks Associated with the Reverse Stock Split

There are risks associated with the Reverse Stock Split and there.is no assurance that:

●	the market price per share of the Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of the Common Stock outstanding before the Reverse Stock Split or if it does rise that it will sustain the increase in the share price;

●	the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;

●	the Reverse Stock Split will result in a per share price that will increase our ability to attract and retain employees and other service providers; and

●	the liquidity of the Common Stock will increase.

Stockholders should note that the effect of the Reverse Stock Split, if any, upon the market price for the Common Stock cannot be accurately predicted. In particular, we cannot assure you that prices for shares of the Common Stock after the Reverse Stock Split will be ten (10) times the prices for shares of the Common Stock immediately prior to the Reverse Stock Split. Furthermore, even if the market price of the Common Stock does rise following the Reverse Stock Split, we cannot assure you that the market price of the Common Stock immediately after the proposed Reverse Stock Split will be maintained for any period of time. Even if an increased per-share price can be maintained, the Reverse Stock Split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the Reverse Stock Split negatively, we cannot assure you that the Reverse Stock Split will not adversely impact the market price of the Common Stock.

The market price of the Common Stock will also be based on our performance and other factors, some of which are unrelated to the Reverse Stock Split or the number of shares outstanding. If the Reverse Stock Split is effected and the market price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. The total market capitalization of the Common Stock after implementation of the Reverse Stock Split when and if implemented may also be lower than the total market capitalization before the Reverse Stock Split. Furthermore, the liquidity of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

We believe that the Reverse Stock Split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split, particularly if the share price does not increase as a result of the Reverse Stock Split.

Potential Anti-takeover Effects of a Reverse Stock Split

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposals discussed herein, that may be used as an anti-takeover mechanism. The Reverse Stock Split, if effected, will also result in a relative increase in the number of authorized but unissued shares of our Common Stock vis-à-vis the outstanding shares of the Common Stock and, could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of the Board of Directors. A relative increase in the number of authorized but unissued shares of Common Stock could have other effects on our stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. A relative increase in our authorized but unissued shares could potentially deter takeovers, including takeovers that the Board of Directors has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Reverse Stock Split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the Reverse Stock Split may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.

Although the Reverse Stock Split has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that the effect of the Reverse Stock Split could facilitate future attempts by us to oppose changes in control and perpetuate our management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value, or that they will not adversely affect our business or the trading price of the Common Stock.

Common Stock

After the effective date of the Reverse Stock Split, each stockholder will own fewer shares of Common Stock.

Accordingly, a Reverse Stock Split would result in a significant increase in the number of authorized and unissued shares of Common Stock. However, if the Reverse Stock Split is approved and effected and the Authorized Share Decrease is approved then the Board of Directors will effect a concurrent decrease in the authorized number of shares of Common Stock (See Proposal 5)); which will still result in additional shares of unissued authorized Common Stock being available for issuance but a lesser amount than if the Reverse Stock Split were effected without the Authorized Share Decrease.  Please see Proposal 5 below for a discussion on the Authorized Share Decrease Proposal, which is conditioned upon the effectiveness of the Reverse Stock Split and would reduce the number of our authorized shares of common stock in the manner described therein. Because our stockholders have no preemptive rights to purchase or subscribe for any of the unissued Common Stock, the future issuance of additional shares of Common Stock will reduce our current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock. In the absence of a proportionate increase in our future earnings and book value, an increase in the number of our outstanding shares of Common Stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of the Common Stock. If these factors were reflected in the price per share of the Common Stock, the potential realizable value of a stockholder’s investment could be adversely affected. An issuance of additional shares could therefore have an adverse effect on the potential realizable value of a stockholder’s investment. As of the date of this filing, iBio does not have any definitive plans, proposals or arrangements to issue any of the newly available authorized shares for any purpose as its current authorized number of shares of Common Stock is sufficient for any issuances currently planned or any current issuance obligations.

All outstanding options to purchase shares of the Common Stock, including any held by our officers and directors, would be adjusted as a result of the Reverse Stock Split. In particular, the number of shares issuable upon the exercise of each instrument would be reduced, and the exercise price per share, if applicable, would be increased, in accordance with the terms of each instrument and based on the ratio of the Reverse Stock Split.

The following table sets forth the approximate number of shares of the Common Stock that would be outstanding immediately after the Reverse Stock Split based on the current authorized number of shares of Common Stock at the Reverse Stock Split Ratio, based on 217,957,594 shares of Common Stock actually outstanding as of October 15, 2021. The table does not account for fractional shares that will be paid in cash.

	Estimated Number of Shares of Common Stock Before Reverse Stock Split and Before Authorized Share Decrease	Estimated Number of Shares of Common Stock After Reverse Stock Split and Before Authorized Share Decrease	Estimated Number of Shares of Common Stock After Reverse Stock Split and After Authorized Share Decrease
Authorized Common Stock	275,000,000	275,000,000	55,000,000
Shares of Common Stock issued and outstanding	217,957,594	21,795,759	21,795,759
Shares of Common Stock issuable under outstanding options and RSUs or reserved for issuance under existing plans	3,629,524	3,629,524	3,629,524
Shares of Common Stock authorized but unissued (Authorized Common Shares minus issued and outstanding shares, shares issuable upon outstanding options and RSUs and shares reserved for issuance under existing incentive plans)	20,747,163	249,574,717	29,574,717

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates, if Applicable

If the certificate of amendment to effect the Reverse Stock Split is approved by the stockholders, and if at such time the Board of Directors still believes that a Reverse Stock Split is in our best interests and the best interests of our stockholders, we will file the certificate of amendment with the Secretary of State of the State of Delaware at such time as the Board of Directors has determined the appropriate effective time for the Reverse Stock Split. The Board of Directors may delay effecting the Reverse Stock Split without re-soliciting stockholder approval. The Reverse Stock Split will become effective on the effective date set forth in the certificate of amendment. Beginning on the effective date of the Reverse Stock Split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the effective date of the Reverse Stock Split, stockholders will be notified that the Reverse Stock Split has been effected. If you hold shares of Common Stock in a book-entry form, your shares will automatically convert into the post-split shares. If you are entitled to post-split shares of the Common Stock, a transaction statement will be sent to your address of record as soon as practicable after the effective date of the split indicating the number of shares of the Common Stock you hold.

Some stockholders hold their shares of Common Stock in certificate form or a combination of certificate and book-entry form. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-split shares in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective time of the Reverse Stock Split. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-split shares of the Common Stock for a statement of holding. When you submit your certificate representing the pre-split shares of the Common Stock, your post-split shares of the Common Stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-split shares you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-split ownership interest.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Beginning on the effective time of the Reverse Stock Split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares will, upon surrender to the exchange agent of certificates representing their fractional shares, be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the average of the closing sales prices of the Common Stock as reported on the NYSE American on the ten days preceding the effective date of the amendment to the Certificate of Incorporation by (ii) the number of shares of Common Stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest. Holders of as many as 9 shares of Common Stock would be eliminated as a result of the cash payment in lieu of any issuance of fractional shares or interests in connection with the Reverse Stock Split.

Effect on Outstanding Stock Options

We have equity incentive plans designed primarily to provide stock-based incentives to employees pursuant to which we have issued stock options to purchase shares of the Common Stock. In the event of a Reverse Stock Split, the Board of Directors shall make appropriate adjustment to awards granted under the equity incentive plans. Accordingly, if the Reverse Stock Split is approved by our stockholders and the Board of Directors decides to implement the Reverse Stock Split, as of the effective date the number of all outstanding option grants, the number of shares issuable and the exercise price, as applicable, relating to options under our equity incentive plans, will be proportionately adjusted using the Reverse Stock Split ratio. The Board of Directors has also authorized us to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Stock Split, including any applicable technical, conforming changes.

The terms of our outstanding stock options do not permit exercise for fractional shares. As such, the number of shares issuable under any individual outstanding stock option shall either be rounded up or down as provided for under the specific terms of our equity incentive plans. Commensurately, the exercise price under each stock option would be increased proportionately such that upon exercise, the aggregate exercise price payable by the optionee to us would remain the same. Furthermore, the aggregate number of shares currently available under our equity incentive plans for future stock option and other equity-based grants will be proportionally reduced to reflect the Reverse Stock Split ratio.

Accounting Matters

The par value of the Common Stock will remain at $0.001 per share following the Reverse Stock Split, and the number of shares of the Common Stock outstanding will be reduced. As a consequence, the aggregate par value of the outstanding Common Stock will be reduced, while the aggregate capital in excess of par value attributable to the outstanding Common Stock for statutory and accounting purposes will be correspondingly increased. The Reverse Stock Split will not affect the Company’s total stockholder equity. The per share net income or loss and net book value of the Common Stock will be increased because there will be fewer shares of Common Stock outstanding. Prior periods per share amounts will be restated to reflect the Reverse Stock Split.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

The following discussion describes the anticipated material United States Federal income tax consequences to “U.S. holders” (as defined below) of Company capital stock relating to the Reverse Stock Split. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). We have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the tax consequences of the Reverse Stock Split. The following discussion is for information purposes only and is not intended as tax or legal advice. Each holder should seek advice based on the holder’s particular circumstances from an independent tax advisor.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of our capital stock that is for United States Federal income tax purposes:

(i)	an individual citizen or resident of the United States;
(ii)	a corporation (or other entity treated as a corporation for U.S. Federal income tax purposes) organized under the laws of the United States, any state, or the District of Columbia;
(iii)	an estate with income subject to United States Federal income tax regardless of its source; or
(iv)	a trust that (a) is subject to primary supervision by a United States court and for which United States persons control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

This discussion assumes that a U.S. holder holds our capital stock as a capital asset within the meaning of Code Section 1221. This discussion does not address all of the tax consequences that may be relevant to a particular stockholder or to stockholders that are subject to special treatment under United States Federal income tax laws including, but not limited to, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, entities disregarded from their owners for tax purposes, persons that are broker-dealers, traders in securities who elect the mark-to-market method of accounting for their securities, or stockholders holding their shares of capital stock as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated transaction, or persons who hold their capital stock through individual retirement or other tax-deferred accounts. This discussion also does not address the tax consequences to us, or to our stockholders that own 5% or more of our capital stock, are affiliates of iBio, or are not U.S. holders. In addition, this discussion does not address other United States Federal taxes (such as gift or estate taxes or alternative minimum taxes), the tax consequences of the Reverse Stock Split under state, local, or foreign tax laws or certain tax reporting requirements that may be applicable with respect to the Reverse Stock Split. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

If a partnership (or other entity treated as a partnership for United States Federal income tax purposes) is an iBio stockholder, the tax treatment of a partner in the partnership, or any equity owner of such other entity will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership for United States Federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

We believe that the Reverse Stock Split will qualify as a “reorganization” under Section 368(a)(1)(E) of the Code. Accordingly, provided that the fair market value of the post-Reverse Stock Split shares is equal to the fair market value of the pre-Reverse Stock Split shares surrendered in the Reverse Stock Split:

●	A U.S. holder will not recognize any gain or loss as a result of the Reverse Stock Split other than cash payments if any, received by a stockholder in lieu of fractional shares as discussed below.
●	A U.S. holder’s aggregate tax basis in his, her, or its post-Reverse Stock Split shares will be equal to the aggregate tax basis in the pre-Reverse Stock Split shares exchanged therefor, less any basis attributable to fractional share interests.
●	A U.S. holder’s holding period for the post-Reverse Stock Split shares will include the period during which such stockholder held the pre-Reverse Stock Split shares surrendered in the Reverse Stock Split.
●	For purposes of the above discussion of the basis and holding periods for shares of iBio capital stock, and except as provided therein, holders who acquired different blocks of iBio capital stock at different times for different prices must calculate their basis and holding periods separately for each identifiable block of such stock exchanged, converted, canceled or received in the Reverse Stock Split.
●	Stockholders who receive cash in lieu of fractional share interests as a result of the Reverse Stock Split will be treated as having received the fractional shares pursuant to the Reverse Stock Split and then as having exchanged the fractional shares for cash in a redemption by iBio and will generally recognize gain or loss equal to the difference between the amount of cash received in lieu of a fractional share and their adjusted basis allocable to the fractional share interests redeemed. Such gain or loss will be long term capital gain or loss if the shares held prior to the Reverse Stock Split were held for more than one year. The stockholder’s holding period for the shares issued after the Reverse Stock Split will include the period during which the stockholder held the shares surrendered in the Reverse Stock Split.

Information Reporting and Backup Withholding

Cash payments received by a U.S. holder of our capital stock pursuant to the Reverse Stock Split are subject to information reporting and may be subject to backup withholding at the applicable rate specified by the U.S. Internal Revenue Service if the holder fails to provide a valid taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional United States Federal income tax. Rather, the U.S. Federal income tax liability of the person subject to backup withholding will be reduced by the amount of the tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS.

Vote Required to Approve Amendment of our Certificate of Incorporation

Approval of the Reverse Stock Split as set forth in the certificate of amendment to our Certificate of Incorporation included as Appendix A, requires an affirmative vote of a majority of the Common Stock outstanding and entitled to vote at the 2021 Annual Meeting as of the record date. Abstentions and broker non-votes (although no broker non-votes are expected to exist in connection with this Proposal since this is a routine matter for which brokers that vote at the 2021 Annual Meeting may vote in their discretion if beneficial owners of our stock do not provide voting instructions to the brokers) will have the same effect as “against” votes. Approval by our stockholders of the Reverse Stock Split is not conditioned upon approval by our stockholders of the Authorized Common Stock Decrease; conversely, approval by our stockholders of the Authorized Common Stock Decrease is conditioned upon approval by our stockholders of the Reverse Stock Split.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT THE RATIO OF ONE (1) SHARE OF COMMON STOCK FOR EVERY TEN (10) SHARES OF COMMON STOCK, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE AMENDMENT UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 5

APPROVAL OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO DECREASE, CONCURRENT WITH AND CONDITIONED UPON THE EFFECTIVENESS OF THE REVERSE STOCK SPLIT, THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 275,000,000 TO 55,000,000

The Board of Directors has approved and is requesting stockholder approval to amend the Certificate of Incorporation to decrease, concurrent with and conditioned upon the effectiveness of the Reverse Stock Split, the number of authorized shares of Common Stock from 275,000,000 to 55,000,000 .

This amendment is contingent upon, and will be implemented only if, the Reverse Stock Split is approved by the stockholders and effected by the Board. In the event that the Authorized Share Decrease is approved but the Reverse Stock Split is not approved, the Board will abandon Proposal 5 and the proposed Authorized Share Decrease will not be implemented. If our stockholders approve the Reverse Stock Split and the Board chooses to effect it and this Proposal 5 is approved, the Board would decrease the number of authorized shares of Common Stock by filing the amendment to the Certificate of Incorporation, which is set forth in Appendix B to this Proxy Statement.

Reason for the Authorized Share Decrease

As a matter of Delaware law, implementation of the Reverse Stock Split does not require a change in the total number of shares of Common Stock authorized under the Certificate of Incorporation. If the Reverse Stock Split in Proposal 4 is approved by the stockholders and implemented by the Board of Directors, the Board believes, based on current information, that we will need fewer authorized shares of Common Stock to meet our projected capital stock needs for capital-raising transactions, issuance of equity-based compensation and, to the extent opportunities may arise in the future, strategic transactions that may involve our issuance of stock-based consideration.

The proposed Authorized Share Decrease is also intended to conform to the requirements of certain entities that make recommendations to stockholders regarding proposals submitted by iBio and to ensure that iBio does not have, following implementation of the Reverse Stock Split, what some stockholders might view as an unreasonably high number of authorized but unissued shares of Common Stock. In the event that we need to increase our authorized shares of Common Stock in the future, we may, subject to stockholder approval, seek to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock. In addition, the Board believes that the reduction in the number of authorized shares of Common Stock may also reduce certain of our costs, such as annual franchise taxes paid to the State of Delaware.

The net effect of Proposals 4 and 5 will be to increase the number of shares of Common Stock available for issuance. However, the Board believes that the Authorized Share Decrease will appropriately balance the needs for available shares for capital raising, strategic transactions, and equity incentive awards with the desire to avoid having an unreasonably high number of authorized shares. The Board believes that the size of the increase in available shares is appropriate to provide for our long-term needs and is in line with most similarly situated companies.

Effects of the Amendment

The Authorized Share Decrease (if it is approved by our stockholders at the 2021 Annual Meeting) will not change any rights of any holder of Common Stock. Voting rights of the holders of the issued shares of Common Stock will remain the same.

The proposed amendment to the Certificate of Incorporation would decrease the total number of authorized shares of the Common Stock from 275,000,000 shares to 55,000,000 authorized shares of Common Stock.

In implementing the Reverse Stock Split and the Authorized Share Decrease, the Board intends to provide for an appropriate number of authorized shares available for issuance. However, the proposed Authorized Share Decrease could have adverse effects. As compared to if we undertook the Reverse Stock Split alone, we will have less flexibility to issue shares of Common Stock, including in connection with a potential merger or acquisition, other strategic transaction or follow-on offering if the number of authorized shares of the Common Stock is reduced. In the event that our Board of Directors determines that it would be in the best interests of iBio and its stockholders to issue a number of shares of Common Stock in excess of the number of then authorized but unissued and unreserved shares, we would be required to seek the approval of our stockholders to increase the number of shares of authorized Common Stock. If we are not able to obtain the approval of our stockholders for such an increase in a timely fashion, we may be unable to take advantage of opportunities that might otherwise be advantageous to us and our stockholders with respect to capital raising, hiring of key executive officers, strategic transactions or other matters.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote on the matter either in person or by proxy is required to approve the Certificate of Amendment to effectuate the Authorized Share Decrease. Abstentions and broker non-votes (although no broker non-votes are expected to exist in connection with this Proposal since this is a routine matter for which brokers that vote at the 2021 Annual Meeting may vote in their discretion if beneficial owners of our stock do not provide voting instructions to the brokers) will count as votes against the Authorized Share Decrease.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AUTHORIZED SHARE DECREASE PROPOSAL.

PROPOSAL 6

ADJOURNMENT OF THE 2021 ANNUAL MEETING OF STOCKHOLDERS, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES IN FAVOR OF THE REVERSE STOCK SPLIT PROPOSAL AND THE AUTHORIZED SHARE DECREASE PROPOSAL

Adjournment to Solicit Additional Proxies

If we fail to receive a sufficient number of votes to approve any of the Reverse Stock Split Proposal (Proposal 4) or the Authorized Share Decrease Proposal (Proposal 5) we may propose to adjourn the 2021 Annual Meeting, if the Board of Directors determines it to be necessary or appropriate for the purpose of soliciting additional proxies to approve the Reverse Stock Split Proposal or the Authorized Share Decrease Proposal. We currently do not intend to propose adjournment of the 2021 Annual Meeting if there are sufficient votes in favor of each of the or the Reverse Stock Split Proposal and the Authorized Share Decrease Proposal. If our stockholders approve this proposal, the Board of Directors could adjourn the 2021 Annual Meeting and any adjourned session of the 2021 Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat the Reverse Stock Split Proposal or the Authorized Share Decrease Proposal, we could adjourn the 2021 Annual Meeting without a vote on such proposal and seek to convince our stockholders to change their votes in favor of such proposal.

If it is necessary or appropriate (as determined in good faith by the Board of Directors) to adjourn the 2021 Annual Meeting, no notice of the adjourned meeting is required to be given to our stockholders under Delaware law, other than an announcement at the 2021 Annual Meeting of the time and place to which the 2021 Annual Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Required Vote

Approval of the Adjournment requires an affirmative vote of the holders of shares having a majority of the votes cast by the holders of the shares present or represented and voting at the 2021 Annual Meeting. Abstentions are not votes cast and will have no effect on the vote for the proposal. Broker non-votes, if any (although no broker non-votes are expected since this is a routine matter upon which brokers that vote at the 2021 Annual Meeting may vote in their discretion if not directed how to vote) are not votes cast and therefore will not affect the outcome of this Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

COMPENSATION DISCUSSION

Introduction

This Compensation Discussion and Analysis section (CD&A) discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers named in the “Summary Compensation Table,” who are referred to as our named executive officers (NEOs). For fiscal 2021, our NEOs are:

•	Thomas F. Isett, our Executive Chairman and Chief Executive Officer
•	Randy J. Maddux, our Chief Operating Officer
•	Dr. Martin B. Brenner, our Chief Scientific Officer

Compensation Philosophy

At iBio we want employees to share in the success of the Company while being challenged and motivated to perform to the best of their abilities. The Compensation Committee believes that compensation programs should include short-term and long-term components, including cash and equity-based compensation, and should encourage and reward performance as measured against pre-established goals. The Compensation Committee evaluates both performance and compensation to make sure that compensation provided to executives of the Company remains competitive relative to compensation paid by companies of similar size and stage of development operating in our industry, considering the Company’s relative performance and strategic goals. The Compensation Committee considers the total current and potential long-term compensation of each executive officers in establishing each element of compensation but views each element as related but distinct.

Say on Pay and Compensation Roadmap

As part of the Compensation Committee’s annual review of the executive compensation program, it considers the outcome of the annual advisory vote of stockholders. At the 2020 annual stockholder meeting, approximately 66% of the “say on pay” votes cast were in favor of the compensation of the Company’s NEOs in fiscal 2020.

In light of our evolving business strategy and taking into consideration the results of the 2020 “say on pay” vote, our compensation roadmap has developed (and continues to develop) to reflect best compensation practices and investor feedback. A few highlights of the evolution of our pay program are as follows:

	Fiscal 2020	Fiscal 2021	Fiscal 2022
CEO Contract	CEO employment agreement contained legacy contractual obligations, including an uncapped transaction bonus to be paid in connection with a change in control	Updated CEO employment agreement removed legacy obligations; in partial consideration and as a part of a market-based pay program, CEO received an increased salary level, an option grant (in fiscal 2021), and a performance-based restricted stock unit grant (in fiscal 2022)	CEO is party to a market-based employment contract without legacy contractual obligations and will participate in annual cycle equity grants

Annual Incentive Plan	Discretionary annual incentive plan design	Annual incentive plan includes goal-driven framework for determining payout	Annual cash incentive plan is formulaic, with pre-defined goals and payout levels

Equity Grant Process	No annual process for determining equity awards	Developed process for determining equity awards	Implementation of formal equity grant process; NEOs receive first annual cycle equity awards

Recoupment Policy	No recoupment policy	Adoption of a recoupment policy within the 2020 Omnibus Incentive Plan	Recoupment policy within the 2020 Omnibus Incentive Plan

Pay Disclosure	Limited disclosure regarding our executive pay program	The disclosure in this year’s proxy has been expanded to include a detailed Compensation Discussion & Analysis	We anticipate that we will continue to provide fulsome disclosure regarding our executive pay program

Positive Pay Practices

In addition, the following features of our compensation program are designed to align the interests of our executive team with those of our stockholders and with market best practice:

What We Do	What We Don’t Do
✓ Grant compensation that is primarily at-risk and variable	× Allow hedging or pledging of Company stock

✓ Subject short-term incentive compensation to measurable and rigorous goals (for fiscal 2022)	× Stock plan prohibits repricing of stock options without shareholder approval

✓ Use an independent compensation consultant	× Provide excessive perquisites

✓ Cap annual cash incentive payments at 150% of target (for fiscal 2022) and stock options do not provide value unless there is a stock price increase	× Provide supplemental executive retirement plans

✓ Structure compensation to avoid excessive risk taking	× Pay tax gross-ups on a change in control

✓ Provide competitive compensation that is compared against an industry peer group	× Provide “single trigger” change in control payments

✓ Have a recoupment policy	× Provide excessive severance benefits

Compensation Evaluation Processes

The Compensation Committee considers a number of factors in setting compensation for its executive officers, including Company performance, the executive’s functional performance, experience and responsibilities, and the compensation of executive officers in similar positions in our peer group of companies.

Independent Consultant; Peer Group and Benchmarking

The Compensation Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. In August 2020, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent advisor to review our executive compensation programs and to assess our executive officers’ base salaries, incentive opportunities, target and actual total cash, long-term incentive value and total direct compensation from a competitive standpoint. For fiscal 2021, the Compensation Committee assessed the independence of FW Cook pursuant to SEC rules and the corporate governance rules of the NYSE and concluded that no conflict of interest exists that would prevent FW Cook from independently advising the Compensation Committee.

In August 2020, FW Cook assisted the Compensation Committee in selecting a peer group of 18 companies for purposes of benchmarking our executive compensation program.  The companies included in the peer group are in the pharmaceutical, biotechnology or life sciences industry, had a market cap within 1/3x to 3x of our market cap, had common business characteristics with us, and are our business and/or labor market competitors. At the time the peer group was approved, we had a market cap positioned at the 44th percentile of the peer group (based on peer 2019 average market caps). The approved peer group consisted of the following companies:

Agenus	CytomX Therapeutics	Novavax

Arcturus Therapeutics	Dyadic	Savara

Arcus Biosciences	Dynavax Technologies	Sorrento Therapeutics

CEL-SCI	Karyopharm	Sutro Biopharma

ChemoCentryx	MediciNova	Y-mAbs Therapeutics

Corbus	Morphic	ZIOPHARM Oncology

The Compensation Committee uses the peer group compensation data as one of several factors in determining appropriate compensation parameters for base salary, variable cash compensation and equity-based, long-term incentives. The Compensation Committee’s executive compensation decisions are made on a case-by-case basis, and specific benchmark results do not, in and of themselves, determine individual target compensation decisions.

Elements of Executive Compensation

Direct compensation for executives consists of three principal components: base salary, potential annual cash incentive bonus, and long-term equity incentives.

Base Salary

Base salary represents the fixed portion of an executive officer’s compensation and is intended to provide compensation for day-to-day performance. The Compensation Committee believes that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. Each executive officer’s base salary is initially determined upon hire or promotion based on the executive officer’s responsibilities, prior experience, individual compensation history and salary levels of other executives within the Company and similarly situated executives within our peer group. Base salary is typically reviewed annually. Base salaries for the NEOs for fiscal 2021 were as follows:

	FY2021 Base Salary ($)	Base Salary Increase in FY2021 vs. FY2020
Thomas F. Isett	$650,000	Increased from $490,000, effective April 30, 2021
Dr. Martin B. Brenner	$405,000	n/a (new hire)
Randy J. Maddux	$390,000	n/a (new hire)

Mr. Isett’s base salary was increased as a part of the negotiation of his new employment agreement in April 2021, which new agreement removed legacy contractual obligations, including an uncapped transaction bonus. Base salaries for Mr. Maddux and Dr. Brenner were set as a part of the arm’s length negotiation of their employment agreements during fiscal 2021.

Annual Cash Incentive Bonuses

The Compensation Committee believes that performance-based cash incentive bonuses play an important role in providing incentives to executives to achieve annual corporate goals. For fiscal 2021, our annual incentive plan reflected our transition from a discretionary plan in fiscal 2020, to a formulaic plan in fiscal 2022. For fiscal 2021, the Compensation Committee set target annual incentive bonuses, and during the fiscal year, the Compensation Committee developed a framework for determining the payout percentage.

The target annual incentive bonuses in fiscal 2021 were as follows in the table below. Mr. Isett’s bonus target percentage was unchanged from fiscal 2020. The bonus target percentages for Mr. Maddux and Dr. Brenner were set in connection with the negotiation of their employment agreements during fiscal 2021 and were pro-rated for the portion of the year they served the Company. Actual bonuses were determined based on the Compensation Committee’s assessment of performance.

	FY2021 Base Salary ($)	FY2021 Bonus Target (as % of Base Salary)	FY2021 Target Bonus, Annualized ($)	Pro-rata % for FY2021	FY2021 Target Bonus, Pro-Rated ($)
Thomas F. Isett	$650,000	60%	$390,000	n/a	n/a
Dr. Martin B. Brenner	$405,000	40%	$162,000	46%	$74,250
Randy J. Maddux	$390,000	40%	$156,000	58%	$90,480

For fiscal 2021, the Committee considered the following items in assessing overall Company performance:

2021 Annual Cash Incentive Plan Framework
1.	Financial:
• Revenue target
• EBITDA target
• EBIT target
• Key strategic initiatives

2.	New Product Development:
• New launches, pipeline additions, clinical development, and concept development

3.	Growth & Infrastructure:
• Operating capabilities, technical plans, human resources strategy, and new hiring

After the end of fiscal 2021, the Compensation Committee considered the Company’s achievements relative to the framework above and approved a bonus payout of 105% of target.

As noted above, for fiscal 2022 the Compensation Committee has approved a formulaic annual incentive plan with threshold, target, and maximum payout levels that correspond to performance against pre-determined goals.

One-time Bonuses

In addition to the bonus payment earned under the annual incentive plan, the Compensation Committee awarded Mr. Isett a one-time, special bonus of $100,000 to recognize his achievements in fiscal 2021, including but not limited to, establishing an executive team of the highest caliber and talent; negotiating the Fraunhofer settlement; leading a significant equity financing; and building a remodeled strategic plan.

Pursuant to the terms of their respective employment agreements, Mr. Isett received a signing bonus of $250,000 in March 2021 (as committed at the time of his hire in March 2020), Dr. Brenner received a signing bonus of $120,000 and Mr. Maddux received a signing bonus of $160,000.

Long-Term Equity Incentives

Our primary long-term incentive compensation vehicle is stock options; however, as discussed further below, in fiscal 2021 and fiscal 2022 we made certain grants of time- and performance-based restricted stock units. The number of equity awards granted is based on the executive’s position, the executive’s performance in the prior year (if applicable), the Company’s overall performance, the executive’s potential for continued sustained contributions to our success, and competitive market information. Based on market data provided by FW Cook, the Compensation Committee considers the equity grant levels of the peer group, including awards granted as a percent of outstanding shares when recommending equity awards for executive officers.

We grant options based on our belief that they naturally align executives with the creation of stockholder value and are the best long-term incentive vehicle to retain and promote our Company culture. The option grants made in fiscal 2021 vest 25% on the first anniversary of the grant date, and quarterly thereafter over the next three years. The Compensation Committee believes that stock options are inherently performance-based, incentivize employees to make decisions that support long-term success, and are appropriate and advantageous for the following additional reasons:

•	Value is only realized if the stock price increases, thereby aligning the interests of executives with those of stockholders.
•	Stock options have greater downside risk than full-value awards, as they do not provide any value to the holder if the stock price declines below the exercise price (determined as of the date of grant).
•	The ten-year term of options gives executives the opportunity to realize value over a long period of time, which promotes long-term thinking and value creation.
•	Stock options are well understood and help attract and retain employees who contribute to the Company.

In connection with his hire in fiscal 2021, Mr. Maddux also received a grant of time-based restricted stock units that vest ratably on the first three anniversaries of the grant date.

Pursuant to his employment agreement, in early fiscal 2022, in addition to annual cycle stock options, Mr. Isett will be issued a grant of performance-based restricted stock units with vesting contingent on achievement of regulatory milestones. As discussed above, the performance-based restricted stock units will be granted in partial consideration of the elimination of the uncapped transaction bonus to which Mr. Isett was entitled pursuant to his prior employment agreement.

All of the annual cycle equity grants in fiscal 2022 were made in time-based stock options.

Additional Policies and Benefits

Equity Grant Policies. Executives’ stock options are granted with an exercise price based on the fair market value on the date of grant. Equity grants to executives currently are made pursuant to our 2020 Omnibus Incentive Plan. We do not coordinate the grant of equity awards to the timing of releases of material non-public information.

Restrictions on Hedging or Pledging. The Company’s Insider Trading Policy prohibits directors, officers and employees from (1) pledging Company securities that involves pledging (or hypothecating) Company securities as collateral for a loan and (2) engaging in hedging or monetization transactions, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, and may permit a holder to continue to own Company securities but without the full risks and rewards of ownership.

The Company’s Insider Trading Policy also provides that no director, officer or employee (or any other person, such as a consultant or contractor, designated by the Company as subject to the Inside Trading Policy) may engage in any of the following activities with respect to the Company’s securities: trading in the Company’s securities on a short-term basis (i.e., shares of the Company’s Common Stock purchased in the open market must be held for a minimum of six months and ideally longer; however, this rule does not apply to sales made following the exercise of options that were granted by the Company or to sales of shares purchased through the Company’s equity incentive plans); purchases of Company securities on margin; short sales of the Company’s securities; and buying or selling puts or calls on Company securities.

Recoupment Policy. With respect to any awards (cash or equity) granted under our 2020 Omnibus Incentive Plan, to the extent that the recipient receives any amount in excess of the amount that the recipient should otherwise have received under the terms of the award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the recipient may be required to repay any such excess amount to the Company at the discretion of the Board of Directors or Compensation Committee.

Post-employment Compensation. Our NEOs are entitled to certain severance and change in control benefits, the terms of which are described below under “—Employment Agreements.” These severance and change in control benefits are an essential element of the overall executive compensation package and assist the Company in recruiting and retaining talented individuals and aligning the executive’s interests with the best interests of the stockholders.

Other Benefits. The Company provides certain additional benefits to executive officers that are also generally available to employees, including medical, dental, vision and life insurance coverage, 401(k) matching contributions; however, the Compensation Committee in its discretion may revise, amend or add to these benefits. Mr. Isett is also entitled to reimbursement for certain car expenses, in addition to up to a maximum of $500 per month for the cost of any life insurance policy he procures while he remains employed by the Company and up to $2,000 per month toward the cost of any long-term disability policy he procures while he remains employed by the Company.

Tax and Accounting Considerations. The Compensation Committee reviews and considers the various tax and accounting implications of the compensation programs we utilize.

Deductibility of Executive Compensation. Section 162(m) of the Code denies a publicly traded corporation a federal income tax deduction for remuneration in excess of $1 million per year per person paid to executives designated in Section 162(m) of the Code, including, but not limited to, its chief executive officer, chief financial officer, and the next three highly compensated executive officers. However, we believe that maintaining the discretion to provide compensation that is non-deductible allows us to provide compensation tailored to the needs of our company and our named executive officers and is an important part of our responsibilities and benefits our stockholders.

Accounting for Stock-Based Compensation. We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“ASC Topic 718”) for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based awards made to employees and directors, including stock options and restricted stock units, based on the grant-date fair value of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards.

Summary Compensation Table

The Company is subject to disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act of 1933, as amended, or the Securities Act. The compensation provided to our named executive officers for the fiscal year ended June 30, 2021 is detailed in the 2021 Summary Compensation Table and accompanying footnotes and narrative that follow. Our named executive officers for the fiscal year ended June 30, 2021 were:

·	Thomas F. Isett, our Executive Chairman, President and Chief Executive Officer;
·	Dr. Martin B. Brenner, our Chief Scientific Officer
·	Randy Maddux, our Chief Operating Officer

The following table sets forth information regarding compensation awarded to, earned by or paid to our named executive officers for services rendered to us in all capacities during the fiscal year ended June 30, 2021 and June 30, 2020.

							All
	Fiscal				Stock	Option	Other
Name and Principal Position	Year	Salary	Bonus		Awards (1)	Awards (1)	Compensation		Total
Thomas F. Isett (2)	2021	$526,090	$759,500	(2)	$-	$3,539,622	$14,500	(2)	$4,839,712
Executive Chairman, President and Chief Executive Officer	2020	$151,083	$530,000	(3)	$-	$750,528	$331,613	(3)	$1,763,224

Dr. Martin B. Brenner (4)	2021	$177,955	$198,000	(4)	$-	$638,327	$-		$1,014,282
Chief Scientific Officer	2020	$-	$-		$-	$-	$-		$-

Randy Maddux (5)	2021	$230,001	$255,200	(5)	$448,050	$584,831	$-		$1,518,082
Chief Operating Officer	2020	$-	$-		$-	$-	$-		$-

(1)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC 718. The value assumption used in determining such amounts are described in Note 17 to our consolidated financial statements included in our Annual Report on form 10-K for the year ended June 30, 2021.

(2)	Mr. Isett was appointed Chief Executive Officer effective March 10, 2020. During fiscal year 2021, Mr. Isett received bonus payments as follows: (a) signing bonus of $250,000 in accordance with his March 10, 2020 employment agreement which was paid in March 2021, and (b) fiscal year 2021 annual bonus of $509,500 paid in October 2021. All Other Compensation for 2021 includes $14,500 for Company contributions to a Company sponsored qualified retirement plan. Does not include comepnsation paid to Kendra Isett, the wife of Mr. Isett, an employee of the Company, or fees paid to KBI Consulting for business support services provided by Kendra Isett. See “Transactions with Related Persons, Promoters and Certain Control Persons” below for additional information.

(3)	Reflects approved bonus payments payable as follows: (a) signing bonus of $450,000 paid in March 2020, and (b) fiscal year 2020 annual bonus of $80,000 paid in July 2020. All Other Compensation for 2020 represents $331,613 of fees paid to i.e., Advising, LLC, a consulting firm, for which Mr. Isett is the managing director and sole owner, for consulting services provided to the Company prior to Mr. Isett being appointed Chief Executive Officer. Does not include fees paid to KBI Consulting for business support services provided by Kendra Isett, the wife of Mr. Isett. See “Transactions with Related Persons, Promoters and Certain Control Persons” below for additional information.

(4)	Dr. Brenner was appointed Chief Scientific Officer effective January 18, 2021. Bonus reflects a $120,000 signing bonus and a $78,000 fiscal year 2021 pro-rated annual bonus paid in August 2021.

(5)	Mr. Maddux was appointed Chief Operating Officer effective December 1, 2020. Bonus reflects a $160,000 signing bonus and a $95,200 fiscal year 2021 pro-rated annual bonus paid in August 2021.

Outstanding Equity Awards at Fiscal Year-Ended June 30, 2021

The following table shows information regarding unexercised stock options and restricted stock units held by our named executive officers at June 30, 2021.

	Number of	Number of
	securities	securities				Number of	Market value
	underlying	underlying				shares or	of shares or
	unexercised	unexercised		Option	Option	units of stock	units of stock
	options	options	Grant	Exercise	Expiration	that have	that have
Name	exercisable	unexercisable	Date	Price	Date	not vested	not vested
Thomas F. Isett	50,000	-	4/1/19	$0.90	4/1/29	-	$-
Thomas F. Isett(1)	406,250	568,750	4/21/20	$0.90	4/21/30	-	$-
Thomas F. Isett(2)	-	3,000,000	4/30/21	$1.37	4/30/31	-	$-
Martin B. Brenner(2)	-	500,000	1/18/21	$1.47	1/18/31	-	$-
Randy J. Maddux(2)	-	465,000	12/1/20	$1.45	12/1/30	-	$-
Randy J. Maddux(3)	-	-	12/1/20	$-	-	309,000	$466,590

(1)	The options were granted on April 21, 2020 and vest pro rata on a monthly basis over 36 months commencing on March 10, 2020, the date of the Original Isett Agreement (as defined below).

(2)	The options vest twenty-five percent on the first anniversary of the grant dates and then pro-rata on a quarterly basis thereafter.

(3)	The RSUs vest one third on each of the one, two and three year anniversary of the grant date.

Employment Agreements

Employment Offer Letters, Severance and Change in Control Arrangements in Effect During Fiscal Year 2021

We have entered into employment agreements with our executive officers, the material terms of which are set forth below.

Thomas F. Isett

On April 30, 2021, we entered into a new employment agreement, dated as of April 30, 2021, with Thomas F. Isett, our Chief Executive Officer (the “New Employment Agreement”) in order to further enhance corporate governance and better align its compensation arrangements with current best practices. The New Employment Agreement, which was approved by our Compensation Committee, replaces in its entirety the Amended and Restated Executive Employment Agreement, dated as of April 21, 2020, by and between Mr. Isett and us (the “Prior Agreement”) and removed certain legacy contractual obligations, including an uncapped transaction bonus of 4.5% to be paid in connection with a Change of Control (as defined in the Prior Agreement), which were not viewed by our Compensation Committee as best governance practices or as being aligned with our goals.

Pursuant to the terms of the New Employment Agreement, Mr. Isett serves as our Chief Executive Officer for a term of two years, subject to extensions for one-year periods. Mr. Isett receives an annual base salary of $650,000 and he is eligible to receive a target bonus of 60% of his base salary based upon the Compensation Committee’s assessment of his performance and our performance during the prior fiscal year.

In addition, pursuant to the terms of the New Employment Agreement, we issued Mr. Isett an award of nonqualified stock options to purchase 3,000,000 shares of the Common Stock (the “Option Shares”), which were issued pursuant to our 2020 Omnibus Equity Incentive Plan (the “Plan”). The Option Shares vest as follows: 25% of the Option Shares granted will vest on the one-year anniversary of the grant date and after the one-year anniversary of the grant date, 6.25% of the Option Shares will vest for each additional three (3) months of employment, subject to the conditions of the Plan and the stock option grant agreement. The New Employment Agreement also provides that the Compensation Committee will establish certain performance criteria and thereafter Mr. Isett will receive a grant of 5,000,000 performance restricted stock units (“RSUs”), which will also vest subject to achievement of pre-defined performance criteria to be established by the Compensation Committee.

Mr. Isett is also entitled to continue to receive certain benefits that he is currently entitled to under the Prior Agreement (participation in our standard benefit plans, reimbursement for certain car expenses, continuing education expenses, directors and officers liability insurance, relocation expenses) in addition to up to a maximum of $500 per month for the cost of any life insurance policy procured by Mr. Isett while he remains employed by us and up to $2,000 per month toward the cost of any long term disability policy procured by Mr. Isett while he remain employed by us.

Under the terms of the New Employment Agreement, if we and Mr. Isett mutually agree to terminate Mr. Isett’s employment, he is entitled to receive (i) accrued and unpaid base salary; (ii) any unreimbursed expenses; (iii) any earned but unpaid annual bonus from a prior fiscal year; and (iv) any amounts payable under any of our benefit plans in which Mr. Isett was a participant in accordance with applicable law and the terms of those plans (“Standard Termination Benefits”).

If we terminate Mr. Isett’s employment without Cause (as defined in the New Employment Agreement), provided he executes and does not revoke a separation agreement in a form mutually acceptable to the parties, he is entitled to receive, in addition to the Standard Termination Benefits, (i) an amount equal his base salary for twenty-four (24) months; (ii) an amount equal to a pro rata share of his target bonus for the fiscal year in which his separation occurs; (iii) an amount equal to the target bonus for the twenty-four (24) month severance period; and (iv) provided that he elects continuation coverage for health insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), we will pay the full cost of this benefit for up to eighteen (18) months or if he has not obtained alternative employer-provided health coverage by the end of the eighteen (18) month COBRA subsidy period, we shall provide him with a lump sum cash payment equal to six times the monthly amount paid by us for the COBRA subsidy.

If Mr. Isett’s employment is terminated by us without Cause within twelve (12) months after a “Change in Control,” as defined in the Plan, or if Mr. Isett terminates his employment with the Company for Good Reason (as defined in the New Employment Agreement) within twelve (12) months after a “Change of Control”, provided he executes and does not revoke a separation agreement in a form acceptable to the parties, he is entitled to receive in addition to the Standard Termination Benefits, (i) a lump sum payment equal to twenty-four (24) months of his then current base salary; (ii) an amount equal to a pro rata share of any target bonus for the fiscal year in which his separation occurs; (iii) vesting of any unvested time-based equity awards held by him at such time; (iv) an amount equal to two hundred percent (200%) of his target bonus for the year of employment termination; and (v) provided he elects continuation coverage for health insurance under COBRA, the Company will pay the full cost of this benefit for up to eighteen (18) months, and if he has not obtained alternative employer-provided health coverage by the end of the eighteen (18) month COBRA subsidy period, we shall provide him with a lump sum cash payment equal to six (6) times the monthly amount paid by us for the COBRA subsidy. The New Employment Agreement also contains certain restrictive covenants including confidentiality provisions, a non-compete, non-disparagement and non-solicitation provisions as well as assignment of inventions.

As previously stated, the New Employment Agreement replaced the Prior Agreement, which in turn amended and restated the Executive Employment Agreement, dated March 10, 2020, between us and Mr. Isett (the “Original Isett Agreement”).

The Prior Agreement had a three-year initial term commencing on the date of the Original Isett Agreement, to be extended for additional one-year periods. Mr. Isett was entitled to an annual base salary of $490,000. He received a signing bonus of $450,000 upon execution of the Original Isett Agreement and he was paid an additional signing bonus in the amount of $250,000 in cash on March 10, 2021. For the Company’s fiscal year beginning July 1, 2019, and ending June 30, 2020, Mr. Isett was paid a guaranteed bonus in the amount of $80,000. For the fiscal years beginning on July 1, 2020, Mr. Isett was eligible to receive an incentive bonus of up to 60% of his base salary subject to achievement of performance criteria to be mutually agreed between the Board of Directors and Mr. Isett by July 31 of each fiscal year.

In addition, the Prior Agreement provided that Mr. Isett was to be awarded a cash bonus in the amount of 4.5% of the transaction consideration paid in connection with the consummation of a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets, within the meaning of Section 409A of the Internal Revenue Code of 1986 (a “Change of Control Transaction”), during the term of the Prior Agreement, provided that the Change of Control Transaction results in our stockholders receiving (or being entitled to receive, whether upon the consummation of the Change of Control Transaction or at a future date) transaction consideration worth at least 120% of the average closing trading price of our securities during the 20 trading-day period immediately preceding the consummation of the Change of Control Transaction. In addition, the Prior Agreement also provided that we pay severance payments if we terminated Mr. Isett’s employment for reasons other than for cause or due to disability, equal to Mr. Isett’s base salary and any accrued annual bonus and benefits for a period equal to the lesser of 24 months after termination or the remaining balance of the term of the Prior Agreement and upon a termination in connection with a Change of Control Transaction (as defined in the Prior Agreement) for payments equal to 24 months of his then-current base salary, a lump sum cash payment, within 30 days after termination, equal to a pro-rated amount of his target annual bonus for the year immediately preceding the termination, payment of the full amount of all premiums for continued health benefits (including COBRA) under the Company’s health plans for a period of 12 months following the termination, and immediate vesting of 100% of the then-unvested portion of any outstanding equity awards

Dr. Martin B. Brenner

On December 23, 2020, we entered into an employment agreement (the “Brenner Employment Agreement”) with Dr. Martin Brenner to serve as our Chief Scientific Officer. The Brenner Employment Agreement became effective on January 18, 2021 (the “Brenner Effective Date”).

Dr. Brenner is entitled to an annual base salary of $405,000. He also received a signing bonus of $120,000. Dr. Brenner is obligated to return the signing bonus to the Company if he resigns without “good reason” (as defined in the Brenner Employment Agreement) within twelve months of the Brenner Effective Date. Dr. Brenner is eligible for a target bonus of 40% of the base salary paid to him during the prior fiscal year based upon the Compensation Committee’s assessment of his performance and our performance during the prior fiscal year.

The Brenner Employment Agreement also provided for an initial grant of options to purchase 500,000 shares of our Common Stock (the “Brenner Option”) to Dr. Brenner pursuant to the 2020 Plan, with an exercise price at the fair market value on the date of grant, as determined by our Board of Directors. The Brenner Option vests ratably as follows: (1) 25% of the options granted will vest after one year of employment with the Company; and (2) after one year of employment with the Company, 6.25% of the options granted will vest for each additional three (3) months of employment, subject to the conditions of the 2020 Plan and the stock option grant agreement. Dr. Brenner will also be eligible for additional grants of equity compensation from time to time, in a similar manner to other similarly situated executives, subject to our grant policy and applicable approvals of grants. We also provide Dr. Brenner with directors’ and officers’ liability insurance.

Randy Maddux

On October 30, 2020, we entered into an employment agreement (the “Maddux Employment Agreement”) with Randy J. Maddux to serve as our Chief Operating Officer. The Maddux Employment Agreement became effective on December 1, 2020 (the “Maddux Effective Date”).

Mr. Maddux is entitled to an annual base salary of $390,000. He also received a signing bonus of $160,000 upon the Maddux Effective Date. Mr. Maddux is obligated to return the signing bonus to the Company if he resigns without “good reason” (as defined in the Maddux Employment Agreement) within twelve months of the Maddux Effective Date. Mr. Maddux is eligible for a target bonus of 40% of the base salary paid to him during the prior fiscal year based upon the Compensation Committee’s assessment of his performance and our performance during the prior fiscal year.

The Maddux Employment Agreement also provided for an initial grant of options to purchase 465,000 shares of our Common Stock (the “Maddux Option”) to Mr. Maddux pursuant to 2020 Plan, with an exercise price at the fair market value on the date of grant, as determined by our Board of Directors. The Maddux Option vests ratably as follows: (1) 25% of the options granted will vest after one year of employment with the Company; and (2) after one year of employment with the Company, 6.25% of the options granted will vest for each additional three (3) months of employment, subject to the conditions of the 2020 Plan and the stock option grant agreement. Mr. Maddux also received an initial grant of 309,000 RSUs. Such RSUs will vest in even increments on the first three anniversaries of the grant date, subject to our equity incentive plan and the RSU grant agreement. Mr. Maddux will also be eligible for additional grants of equity compensation from time to time, in a similar manner to other similarly situated executives, subject to our grant policy and applicable approvals of grants. We also provide Mr. Maddux with directors’ and officers’ liability insurance.

Maddux and Brenner Employment Agreement Termination Provisions

Each of Dr. Brenner’s and Mr. Maddux’s employment is on an “at will” basis and may be terminated at any time by each of them or us. If any of their employment is terminated for “Cause” (as defined in their respective employment agreements), they are entitled to receive their accrued and unpaid base salary, any unreimbursed expenses and benefits accrued through the termination date. If we terminate any of their employment for reasons other than for “Cause” or due to death or disability, then we are required to pay the accrued and unpaid base salary, any unreimbursed expenses and benefits accrued through the termination/separation date and provided, that the terminated employee executes and does not revoke a separation agreement in form acceptable to use, he will receive (1) an amount equal to his base salary for nine months, (2) a pro rata share of any bonus earned by him during our fiscal year in which he was terminated, within thirty (30) days of his execution of a separation agreement, and (3) payment of the full amount of all premiums for continued health benefits (including COBRA) under our health plans for a period of nine (9) months following the termination.

If Dr. Brenner’s or Mr. Maddux’s employment is terminated without Cause within twelve (12) months after a Change of Control (as defined in our equity incentive plan), or if either of them terminates his employment with us for “good reason”, provided he executes and does not revoke a separation agreement in a form acceptable to us, they each will receive: (1) an amount equal to his base salary for twelve months, (2) an amount equal to the target bonus for which he would have been eligible during our fiscal year in which he was terminated, within thirty (30) days of his execution of a separation agreement, (3) immediate vesting of 100% of any unvested time-vested equity awards held by him at such time, and (4) payment of the full amount of all premiums for continued health benefits (including COBRA) under our health plans for a period of twelve (12) months following the termination.

Dr. Brenner and Mr. Maddux each has agreed to assign to us all of his rights in any Inventions, including all Intellectual Property Rights (as such terms are defined in the employment agreements) that are made, conceived or reduced to practice, in whole or in part, alone or with others, by him during his employment with us and has agreed to certain non-compete and non-solicitation terms.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our outstanding Common Stock as of the close of business on October 15, 2021:

•	each person who is known by us to be the beneficial owner of 5% or more of our outstanding Common Stock;

•	each of our directors including our chief executive officer;

•	each of our other named executive officers; and

•	all of our current executive officers and directors as a group.

Except as otherwise noted in the footnotes below, to our knowledge, each of the persons named in this table has sole voting and investment power with respect to the securities indicated as beneficially owned. Unless otherwise indicated the address of each beneficial owner listed in the table below is c/o iBio, Inc., 8800 HSC Parkway, Bryan, Texas 77807.

	Beneficial Ownership(2)
Beneficial Owner	Number of Shares	Percent of Total
Greater than 5% Stockholders
BlackRock, Inc. 11,575,051 5.3% (1)
Named Executive Officers and Directors:
Dr. Linda Armstrong(3)	38,889	*
Dr. Martin B. Brenner(4)	-
Glenn Chang(5)	92,465	*
William D. Clark(4)	-
General (Ret.) James T. Hill(6)	88,250	*
Thomas F. Isett(7)	918,750	*
Robert B. Kay(8)	453,095	*
Dr. Alexandra Kropotova(3)	38,889	*
Randy Maddux(4)	-
John McKey, Jr. (9)	142,905	*
Evert Schimmelpennink(4)	-
Gary Sender(3)	38,889	*

		*
		*
All current directors and current executive officers as a group (13 persons)	1,812,132	*

*	Represents beneficial ownership of less than one percent (1%) of the outstanding Common Stock.
(1)	Information is based upon a Schedule 13G filed with the SEC on February 2, 2021 by BlackRock, Inc. BlackRock, Inc., through its various subsidiaries, has sole power to dispose of direct the disposition of 1,157,051 shares of Common Stock and sole power to vote 1,1468,908 shares of Common Stock. The address of BlackRock, Inc. is 600 Madison Avenue, Suite 1601, New York, United States 10022-1737.
(2)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of our Common Stock. On October 15, 2021, there were 217,957,594 shares of Common Stock outstanding. Shares of Common Stock issuable under stock options that are exercisable within 60 days after October 15, 2021 are deemed outstanding and are included for purposes of computing the number of shares owned and percentage ownership of the person holding the option but are not deemed outstanding for computing the percentage ownership of any other person.

(3)	Includes 5,555 shares of Common Stock underlying options that will vest within 60 days of October 15, 2021. Does not include 61,111 shares of Common Stock underlying stock options that will vest after December 14, 2021. Each new director was granted options to purchase 100,000 shares of Common Stock upon appointment to the Board.

(4)	Includes 0 shares of Common Stock underlying stock options that are fully vested.

(5)	Includes 91,250 shares of Common Stock underlying stock options that are fully vested.

(6)	Includes 86,750 shares of Common Stock underlying stock options that are fully vested.

(7)	Includes 54,166 shares of Common Stock underlying options that will vest within 60 days of October 15, 2021. Does not include 3,406,250 shares of Common Stock underlying stock options that will vest after December 14, 2021.

(8)	Includes (i) 21,133 shares of Common Stock and (ii) 81,962 shares of Common Stock held by EVJ LLC, of which Mr. Kay is the manager. Also includes 350,000 shares of Common Stock underlying stock options that are fully vested or that will vest within 60 days of October 15, 2021. Does not include 50,000 shares of Common Stock underlying stock options held by Mr. Kay that will vest after December 14, 2021.

(9)	Includes (i) 48,655 shares of Common Stock. Also includes 94,250 shares of Common Stock underlying stock options that are fully vested.

Equity Compensation Plans

The following table provides information regarding the status of stock compensation plans at June 30, 2021:

	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Options Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the previous columns)
Equity compensation plan approved by stockholders	8,542,153	$1.31	27,188,000

Equity compensation plans not approved by stockholders	-	-	-

Total	8,542,153	$1.31	27,188,000

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Certain Related-Person Transactions

The following is a summary of transactions since July 1, 2019 and all currently proposed transactions, to which we have been a participant other than compensation arrangements which are described under “Director Compensation” or “Executive Compensation” in which:

•	the amounts exceeded or will exceed $120,000; and

•	any of the directors, executive officers or holders of more than 5% of the respective capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Director Independence

Our Board of Directors has determined that Messrs. Chang, McKey, Sender, and Clark, General (Ret.) Hill, Dr. Linda W. Armstrong, Dr. Alexandra Kropotova and Mr. Schimmelpennink are each “independent directors” as such term is defined in Section 803 of the NYSE American Company Guide.

Policies and Procedures for Related Person Transactions

The policy we have implemented is that our Board of Directors is to review with management and our independent registered public accounting firm any related party transactions brought to the board’s attention which could reasonably be expected to have a material impact on our financial statements. The Company’s practice is for management to present to the Board of Directors each proposed related party transaction, including all relevant facts and circumstances relating thereto, and to update the Board of Directors as to any material changes to any approved related party transaction. In connection with this requirement, each of the transactions or relationships disclosed below were disclosed to and approved by our Board of Directors. In addition, transactions involving our directors and their affiliated entities were disclosed and reviewed by our Board of Directors in its assessment of our directors’ independence requirements.

Novici Biotech, LLC

In January 2012, we entered into an agreement with Novici Biotech, LLC (“Novici”) in which iBio’s former President is a minority stockholder. Novici performs laboratory feasibility analyses of gene expression, protein purification and preparation of research samples. In addition, we and Novici collaborate on the development of new technologies and product candidates for exclusive worldwide commercial use by us. The accounts payable balance includes amounts due to Novici of approximately $0 and $65,000 at June 30, 2020 and 2019, respectively. Research and development expenses related to Novici were approximately $97,000 and $954,000 in 2020 and 2019, respectively.

Consulting Agreement – i.e. Advising, LLC

On April 1, 2019, we appointed Mr. Isett to the Board of Directors and on March 10, 2020, Mr. Isett became our Chief Executive Officer and Executive Co-Chairman and on June 12, 2020 Mr. Isett became our Executive Chairman of the Board.

i.e. Advising, LLC (“Advising”) was retained by us as a strategy and management consultant pursuant to a Consulting Agreement, dated as of February 22, 2019 (the “Advising Consulting Agreement”), with services to be provided pursuant to statements of work entered into between Advising and Consultant from time to time. Mr. Isett is the Managing Director and sole owner of Advising. Effective as of May 1, 2019, we entered into a Statement of Work (the “May 2019 SOW”) pursuant to the Advising Consulting Agreement, which provided for an engagement to be conducted on a retainer basis with Mr. Isett, as the primary engagement resource, at a rate of $40,000 per month, and on a time and materials basis for all other engagement resources provided by Advising, billable at the rate of $85 to $450 per hour. We and Advising entered into an additional Statement of Work on December 1, 2019 (the “December 2019 SOW”), which provided that Advising would be entitled to a bonus of 3% to 4.5% of the transaction value if we or any of any assets were sold during the term of the Statement of Work. We and Advising agreed to terminate the Advising Consulting Agreement and both the May 1, 2019 SOW and December 1, 2019 SOW on March 10, 2020, when Mr. Isett became our Chief Executive Officer and Executive Co-Chairman.

Consulting expenses to i.e. Advising LLC totaled approximately $331,613 and $168,000 in 2020 and 2019, respectively. At June 30, 2021 and 2020, the Company did not owe any compensation to Advising.

Consulting Agreement – KBI Consulting

On April 1, 2020, we entered into a consulting agreement with KBI Consulting for business support services provided by Mr. Isett's wife, Kendra Isett. Per the consulting agreement the business support services are billed at $5,800 per month. Consulting expenses totaled approximately $52,000 and $17,000 in 2021 and 2020, respectively. At June 30, 2021 and 2020, the Company owed the Consultant $0 and $0, respectively. The Company terminated its agreement with KBI consulting effective March 31, 2021, at which time Mr. Isett’s wife became an employee of the Company with a salary consistent with her consultant rate.

Consulting Agreement – TechCXO LLC

Mr. John Delta was appointed as our Principal Accounting Officer effective October 1, 2020 and on October 13, 2020 he was appointed as our Principal Financial Officer From July 2020 until his resignation on March 4, 2021, Mr. John Delta provided financial consulting services to the Company under a Consulting and Services Agreement by and between us and TechCXO LLC, dated July 8, 2020 (the “Delta Consulting Agreement”). Pursuant to the Delta Consulting Agreement, we paid Mr. Delta for his services as the Company’s Principal Accounting Officer at an hourly rate expected to represent approximately $30,000 per month, and to reimburse any reasonable out-of-pocket business expenses incurred by Mr. Delta in performing the services.

We also provided Mr. Delta with directors’ and officers’ liability insurance and indemnification as set forth in an Indemnification Agreement that we entered into with Mr. Delta.

Mr. Delta resigned as our Principal Accounting Officer on March 4, 2021 upon the appointment of Mr. Lutz to such position.

Transactions with Eastern Capital Limited and its Affiliates

In 2016, we entered into two share purchase agreements (the “Purchase Agreements”) pursuant to which Eastern Capital Limited (“Eastern”) acquired shares of our Common Stock and a Standstill Agreement with Eastern.

Concurrently with the execution of the Purchase Agreements, we entered into a contract manufacturing joint venture with Bryan Capital Investors LLC, an affiliate of Eastern (the “Eastern Affiliate”), to develop and manufacture plant-made pharmaceuticals through our subsidiary iBio CDMO LLC (“iBio CDMO”). The Eastern Affiliate contributed $15.0 million in cash to iBio CDMO, for a 30% interest in iBio CDMO. The Company retained a 70% equity interest in iBio CDMO. As the majority equity holder, we have the right to appoint a majority of the members of the Board of Managers that manages the iBio CDMO joint venture. Specified material actions by the joint venture require our consent of and the Eastern Affiliate. We contributed to the capital of iBio CDMO a royalty bearing license, which grants iBio CDMO a non-exclusive license to use our proprietary technologies for research purposes and an exclusive U.S. license for manufacturing purposes. We retain all other rights in our intellectual property, including the right for itself to commercialize products based on its proprietary technologies or to grant licenses to others to do so.

On February 23, 2017, we entered into an exchange agreement with the Eastern Affiliate pursuant to which we acquired substantially all of the interest in iBio CDMO held by the Eastern Affiliate and issued one share of newly created Preferred Tracking Stock, par value $0.001 per share (the “Tracking Stock”), in exchange for 29,990,000 units of limited liability company interests of iBio CDMO held by the Eastern Affiliate at an original issue price of $13 million. After giving effect to the transactions in the Exchange Agreement, we own 99.99% of iBio CDMO and the Eastern Affiliate owns 0.01% of iBio CDMO.

As part of the transactions between Eastern and us, Eastern entered into a three-year standstill agreement (the “Standstill Agreement”) that restricted additional acquisitions of our Common Stock by Eastern and its controlled affiliates to limit its beneficial ownership of our outstanding shares of Common Stock to a maximum of 38% (the “Eastern Beneficial Ownership Limitation”), absent approval by a majority of our Board of Directors. In November 2017, Standstill Agreement was amended to increase the 38% limit to 40% in connection with Eastern’s participation in our public offering in 2017, provided that such purchase did not result in Eastern being the beneficial owner of more than 40% of the aggregate number of shares of the Company’s outstanding Common Stock rather than the limit of 38% set forth in the Standstill Agreement. On June 26, 2018, in connection with our public offering of securities, we entered into an amendment (the “Amendment”) to one of the Purchase Agreements which increased the Eastern Beneficial Ownership Limitation to 48% and extended the restrictions under the Standstill Agreement until June 26, 2020. According to a Schedule 13D/A filed by Eastern with the SEC on August 13, 2021, Eastern ceased being the beneficial owner of more than five percent (5%) of the Common Stock.

In connection with the joint venture, an affiliate of Eastern (the “Second Eastern Affiliate”), which controls the subject property as sublandlord, granted iBio CDMO the Sublease of a Class A life sciences building in Bryan, Texas, located on land owned by the Texas A&M system, designed and equipped for plant-made manufacture of biopharmaceuticals. iBio CDMO began operations at the facility on December 22, 2015 pursuant to agreements between iBio CDMO and the Sublandlord granting iBio CDMO temporary rights to access the facility. These temporary agreements were superseded by a capital lease agreement entitled the Sublease Agreement, dated January 13, 2016, between iBio CDMO and the Sublandlord (the “Sublease”). The 34-year term of the Sublease may be extended by iBio CDMO for a ten-year period, so long as iBio CDMO is not in default under the Sublease. Under the Sublease, iBio CDMO is required to pay base rent at an annual rate of $2,100,000, paid in equal quarterly installments on the first day of each February, May, August and November. The base rent is subject to increase annually in accordance with increases in the Consumer Price Index. The base rent under the Sublandlord’s ground lease for the property is subject to adjustment, based on an appraisal of the property, in 2030 and upon any extension of the ground lease. The base rent under the Sublease will be increased by any increase in the base rent under the ground lease as a result of such adjustments. In addition to the base rent, iBio CDMO is required to pay, for each calendar year during the term, a portion of the total gross sales for products manufactured or processed at the facility, equal to 7% of the first $5,000,000 of gross sales, 6% of gross sales between $5,000,001 and $25,000,000, 5% of gross sales between $25,000,001 and $50,000,000, 4% of gross sales between $50,000,001 and $100,000,000, and 3% of gross sales between $100,000,001 and $500,000,000. However, if for any calendar year period from January 1, 2018 through December 31, 2019, iBio CDMO’s applicable gross sales are less than $5,000,000, or for any calendar year period from and after January 1, 2020, its applicable gross sales are less than $10,000,000, then iBio CDMO is required to pay the amount that would have been payable if it had achieved such minimum gross sales and shall pay no less than the applicable percentage for the minimum gross sales for each subsequent calendar year. iBio CDMO is responsible for all costs and expenses in connection with the ownership, management, operation, replacement, maintenance and repair of the property under the Sublease. We incurred rent expense of $150,000 and $129,000 in 2020 and 2019, respectively, related to the increase in the CPI. Accrued expenses at June 30, 2020 and 2019 due the Second Eastern Affiliate amounted to $705,000 and $699,000, respectively. General and administrative expenses related to the Second Eastern Affiliate, including rent related to the increases in CPI, percentage rent discussed above and real estate taxes, were approximately $701,000 and $1,051,000 in 2020 and 2019, respectively. Interest expense related to the Second Eastern Affiliate was approximately $2,466,000 and $1,900,000 in 2020 and 2019, respectively.

Limitation of Liability of Officers and Directors and Indemnification

Our certificate of incorporation, as amended, requires us to indemnify of our officers and directors to the fullest extent permitted by Delaware law, which generally permits indemnification for actions taken by officers or directors as our representatives if the officer or director acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation.

As permitted under Delaware law, our By-laws contain a provision indemnifying directors against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with an action, suit or proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of our Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

Historical Relationship with Integrated BioPharma

We were a subsidiary of Integrated BioPharma from February 21, 2003 until August 18, 2008. On that date, Integrated BioPharma spun off iBio in a transaction that was intended to be a tax-free distribution to Integrated BioPharma and its U.S. stockholders. As part of that transaction, we entered into a number of agreements with Integrated BioPharma including an indemnification and insurance matters agreement and a tax responsibility allocation agreement. The agreements are described below.

Indemnification. In general, under the indemnification and insurance matters agreement, we agreed to indemnify Integrated BioPharma, its affiliates and each of its and their respective directors, officers, employees, agents and representatives from all liabilities that arise from:

•	any breach by us of the separation and distribution agreement or any ancillary agreement;

•	any of our liabilities reflected on our consolidated balance sheets included in the information statement relating to the spin-off;

•	our assets or businesses;

•	the management or conduct of our assets or businesses;

•	the liabilities allocated to or assumed by us under the separation and distribution agreement, the indemnification and insurance matters agreement or any of the other ancillary agreements;

•	various on-going litigation matters in which we are named defendant, including any new claims asserted in connection with those litigations, and any other past or future actions or claims based on similar claims, facts, circumstances or events, whether involving the same parties or similar parties, subject to specific exceptions;

•	claims that are based on any violations or alleged violations of U.S. or foreign securities laws in connection with transactions arising after the distribution relating to our securities and the disclosure of financial and other information and data by us or the disclosure by Integrated BioPharma as part of the distribution of our financial information or our confidential information; or

•	any actions or claims based on violations or alleged violations of securities or other laws by us or our directors, officers, employees, agents or representatives, or breaches or alleged breaches of fiduciary duty by our Board of Directors, any committee of our board or any of its members, or any of our officers or employees.

Integrated BioPharma agreed to indemnify us and our affiliates and our directors, officers, employees, agents and representatives from all liabilities that arise from:

•	any breach by Integrated BioPharma of the separation and distribution agreement or any ancillary agreement;

•	any liabilities allocated to or to be retained or assumed by Integrated BioPharma under the separation and distribution agreement, the indemnification and insurance matters agreement or any other ancillary agreement;

•	liabilities incurred by Integrated BioPharma in connection with the management or conduct of Integrated BioPharma’s businesses; and

•	various ongoing litigation matters to which we are not a party.

Integrated BioPharma is not obligated to indemnify us against any liability for which we are also obligated to indemnify Integrated BioPharma. Recoveries by Integrated BioPharma under insurance policies will reduce the amount of indemnification due from us to Integrated BioPharma only if the recoveries are under insurance policies Integrated BioPharma maintains for our benefit. Recoveries by us will in all cases reduce the amount of any indemnification due from Integrated BioPharma to us.

Under the indemnification and insurance matters agreement, a party has the right to control the defense of third-party claims for which it is obligated to provide indemnification, except that Integrated BioPharma has the right to control the defense of any third-party claim or series of related third-party claims in which it is named as a party whether or not it is obligated to provide indemnification in connection with the claim and any third-party claim for which Integrated BioPharma and we may both be obligated to provide indemnification. We may not assume the control of the defense of any claim unless we acknowledge that if the claim is adversely determined, we will indemnify Integrated BioPharma in respect of all liabilities relating to that claim. The indemnification and insurance matters agreement does not apply to taxes covered by the tax responsibility allocation agreement.

Offset. Integrated BioPharma is permitted to reduce amounts it owes us under any of our agreements with Integrated BioPharma, by amounts we may owe to Integrated BioPharma under those agreements.

Assignment. We may not assign or transfer any part of the indemnification and insurance agreement without Integrated BioPharma’s prior written consent. Nothing contained in the agreement restricts the transfer of the agreement by Integrated BioPharma.

Tax Responsibility Allocation Agreement

In order to allocate our responsibilities for taxes and certain other tax matters, we and Integrated BioPharma entered into a tax responsibility allocation agreement prior to the date of the distribution. Under the terms of the agreement, with respect to consolidated federal income taxes, and consolidated, combined and unitary state income taxes, Integrated BioPharma will be responsible for, and will indemnify and hold us harmless from, any liability for income taxes with respect to taxable periods or portions of periods ending prior to the date of distribution to the extent these amounts exceed the amounts we have paid to Integrated BioPharma prior to the distribution or in connection with the filing of relevant tax returns. Integrated BioPharma is also responsible for, and will indemnify and hold us harmless from, any liability for income taxes of Integrated BioPharma or any member of the Integrated BioPharma group (other than us) by reason of our being severally liable for those taxes under U.S. Treasury regulations or analogous state or local provisions. Under the terms of the agreement, with respect to consolidated federal income taxes, and consolidated, combined and unitary state income taxes, we are responsible for, and will indemnify and hold Integrated BioPharma harmless from, any liability for our income taxes for all taxable periods, whether before or after the distribution date. With respect to separate state income taxes, we are also responsible for, and will indemnify and hold Integrated BioPharma harmless from, any liability for income taxes with respect to taxable periods or portions of periods beginning on or after the distribution date. We are also responsible for, and will indemnify and hold Integrated BioPharma harmless from, any liability for our non-income taxes and our breach of any obligation or covenant under the terms of the tax responsibility allocation agreement, and in certain other circumstances as provided therein. In addition to the allocation of liability for our taxes, the terms of the agreement also provide for other tax matters, including tax refunds, returns and audits.

NO DISSENTERS’ RIGHTS

The corporate action described in this Proxy Statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

ANNUAL REPORT ON FORM 10-K

iBio’s 2021 Annual Report is being mailed to stockholders concurrently with this Proxy Statement. Copies of the Company’s 2021 Annual Report as filed with the SEC and any amendments thereto may be obtained without charge by writing to iBio, Inc., 8800 HSC Parkway, Bryan, Texas 77807, Attention: Corporate Secretary. A complimentary copy may also be obtained at the internet website maintained by the SEC at www.sec.gov, and by visiting our internet website at www.ibioinc.com.

NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

(“HOUSEHOLDING” INFORMATION)

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering a single copy of these materials to an address shared by two or more iBio stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. A number of brokers and other intermediaries with account holders who are our stockholders may be householding our stockholder materials, including this Proxy Statement. In that event, a single proxy statement, as the case may be, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or other intermediary that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker or other intermediary otherwise when you receive or received the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or other intermediary to discontinue householding and direct your written request to receive a separate proxy statement to us at: iBio, Inc., Attention: Corporate Secretary, 8800 HSC Parkway, Bryan, Texas 77807 or by calling us at (979) 446-0027. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or other intermediary.

STOCKHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING

Stockholders who intend to present proposals at the 2022 Annual Meeting of Stockholders under SEC Rule 14a-8 must ensure that such proposals are received by the Corporate Secretary of the Company not later than July  , 2022. Such proposals must meet the requirements of our bylaws and the SEC to be eligible for inclusion in our 2021 proxy materials.

In addition, our First Amended and Restated Bylaws have an advance notice procedure for the nomination of persons for election to the Board and for stockholders to propose business to be considered by stockholders at an annual meeting of stockholders. The advance notice procedure requires that a stockholder interested in proposing to nominate an individual for election to the Board or presenting a proposal for action at the 2022 Annual Meeting of Stockholders must deliver a written notice of the proposal, together with specific information relating to such stockholder’s proposal, nominee, stock ownership and identity, to our corporate secretary no later than the close of business on September 10, 2022, and no earlier than the close of business on August 11, 2022 (i.e., not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting); provided, however, that in the event that the date of the 2022 Annual Meeting of Stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2021 Annual Meeting of Stockholders, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs; or (y) in the case of an election of directors at a special meeting of stockholders, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (A) the 90th day prior to such special meeting and (B) the tenth day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs. You are advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. You must comply with these Bylaws requirements in connection with a stockholder proposal or director nomination outside the Rule 14a-8 context.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of iBio knows of no other matters to be presented for stockholder action at the 2021 Annual Meeting. However, other matters may properly come before the 2021 Annual Meeting or any adjournment or postponement thereof. If any other matter is properly brought before the 2021 Annual Meeting for action by the stockholders, proxies in the enclosed form returned to iBio will be voted in accordance with the recommendation of the Board of Directors.

By order of the Board of Directors,

/s/ Thomas F. Isett
Thomas F. Isett
Executive Chairman, President and Chief Executive Officer

Bryan, Texas

October , 2021

iBio, Inc.

8800 HSC Parkway

Bryan, Texas 77807

SUBMIT A PROXY TO VOTE BY INTERNET -

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on December 8, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY TELEPHONE

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on December 8, 2021. Have your proxy card in hand when you call and then follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

SUBMIT A PROXY TO VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

			For	Withhold	For All	To withhold authority to vote for any individual
			All	All	Except	nominee(s), mark “For All Except” and write the
The Board of Directors recommends you vote FOR the election of each of the following:						number(s) of the nominee(s) on the line below.

1.	Election of Directors

	Nominees:	01 – General (Ret.) James T. Hill 02 – Thomas F. Isett 03 – Evert Schimmelpennink
The Board of Directors recommends you vote FOR the proposals 2, 3, 4, 5, and 6.							For	Against	Abstain

2.	To ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for our fiscal year ending on June 30, 2022.
3.	Approval of, on an advisory basis, the compensation of our named executive officers (“say-on-pay”).
4.	Approval of an amendment to our Certificate of Incorporation, as amended, to effect a reverse stock split at the ratio of one (1) share of common stock for every ten (10) shares of common stock (the “Reverse Stock Split”)
5.	Approval of an amendment to our Certificate of Incorporation, as amended, to decrease, concurrent with and conditioned upon the effectiveness of the Reverse Stock Split, the number of authorized shares of Common Stock from 275,000,000 to 55,000,000
6.	Approval of an adjournment of the 2021 Annual Meeting, if the Board of Directors determines it to be necessary or appropriate to solicit additional proxies if there are not sufficient votes in favor either Proposal 4 or Proposal 5 above.

NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE 2021 ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

NOTE: ATTENDANCE OF THE UNDERSIGNED AT THE 2021 ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED SPECIFICALLY REVOKES THIS PROXY BEFORE IT IS EXERCISED.

CONTROL NUMBER: ___________

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

iBio, Inc.

2021 Annual Meeting of Stockholders

December 9, 2021 9:00 A.M. Central Time

This proxy is solicited by the Board of Directors

The undersigned stockholder hereby appoints Thomas F. Isett and Robert Lutz, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of iBio, Inc. that the undersigned is entitled to vote at the 2021 Annual Meeting of Stockholders to be held at 9:00 a.m., central time, on December 9, 2021 at the Company’s offices located at 8800 HSC Parkway, Bryan, Texas 77807, and at any postponement or adjournment thereof. The purpose of the 2021 Annual Meeting and the matters to be acted on are stated in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the 2021 Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

APPENDIX A

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

IBIO, INC.

(a Delaware corporation)

The undersigned, Thomas F. Isett, hereby certifies that:

1.	He is the Executive Chairman, President and Chief Executive Officer of iBio, Inc. (the “Corporation”), a Delaware corporation, and is duly authorized by the Board of Directors of the Corporation to execute this instrument.

2.	The present name of the Corporation is “iBio, Inc.” The Corporation filed its Certificate of Incorporation with the Secretary of State of the State of Delaware on April 17, 2008 under the name of “iBioPharma, Inc.,” filed a Certificate of Merger with the Secretary of State of the State of Delaware on July 25, 2008, merging the Corporation with InB Biotechnologies, Inc., with iBioPharma, Inc. as the surviving corporation, and filed a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware on August 10, 2009, changing the name of the Corporation from “iBioPharma, Inc.” to “iBio, Inc.”

3.	This Certificate of Amendment of the Certificate of Incorporation was duly approved by the Corporation’s Board of Directors and duly adopted by the stockholders of the Corporation at a meeting in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

4.	Article IV is hereby amended to add the following paragraph immediately after the first paragraph of Article IV:

“Effective at 11:01 p.m. Eastern time, on the date of the filing of this Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), the shares of the Corporation’s Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time shall be reclassified as and combined into a smaller number of shares such that each ten (10) shares of issued and outstanding Common Stock immediately prior to the Effective Time are combined into one (1) validly issued, fully paid and nonassessable share of Common Stock, par value $0.001 per share. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued and, in lieu thereof, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification and combination following the Effective Time (after taking into account all fractional shares of Common Stock otherwise issuable to such holder) shall be entitled to receive a cash payment equal to the number of shares of the common stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest multiplied by the average closing sales price of the Common Stock as reported on the NYSE American for the ten days preceding the Effective Time.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified and combined (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time), provided however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been combined.”

5.	This Certificate of Amendment shall be effective as of ____ at ____ Eastern Time:

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed this ________ day of ____________________.

By:	/s/ Thomas F. Isett
Thomas F. Isett
Executive Chairman, President and Chief Executive Officer

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APPENDIX B

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

IBIO, INC.

(a Delaware corporation)

The undersigned, Thomas F. Isett, hereby certifies that:

1.	He is the Executive Chairman, President and Chief Executive Officer of iBio, Inc. (the “Corporation”), a Delaware corporation, and is duly authorized by the Board of Directors of the Corporation to execute this instrument.

2.	The present name of the Corporation is “iBio, Inc.” The Corporation filed its Certificate of Incorporation with the Secretary of State of the State of Delaware on April 17, 2008 under the name of “iBioPharma, Inc.,” filed a Certificate of Merger with the Secretary of State of the State of Delaware on July 25, 2008, merging the Corporation with InB Biotechnologies, Inc., with iBioPharma, Inc. as the surviving corporation, and filed a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware on August 10, 2009, changing the name of the Corporation from “iBioPharma, Inc.” to “iBio, Inc.”

3.	This Certificate of Amendment of the Certificate of Incorporation was duly approved by the Corporation’s Board of Directors and duly adopted by the stockholders of the Corporation at a meeting in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

4.	Article IV of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

Fourth: The total number of shares which the Corporation shall have authority to issue is FIFTY-SIX MILLION (56,000,000) shares of capital stock consisting of FIFTY-FIVE MILLION (55,000,000) shares of common stock, $0.001 par value per share (“Common Stock”), and one million (1,000,000) shares of preferred stock, $0.001 par value per share (“Preferred Stock”).

The Board of Directors of the Corporation (the “Board of Directors”) is hereby expressly authorized by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed this ________ day of ____________________.

By:	/s/ Thomas F. Isett
Thomas F. Isett
Executive Chairman, President and Chief Executive Officer

B-1